UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
KBW, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KBW, Inc.
787 Seventh Avenue
New York, New York 10019

April 21, 2008
Dear Stockholder:
     You are cordially invited to attend the 2008 Annual Meeting of Stockholders of KBW, Inc. The meeting will be held at 10:00 a.m., New York time, on Tuesday, June 3, 2008, at the American Conference Centers, located at 780 Third Avenue (between 48th and 49th streets), New York, New York, 10017.
     The accompanying Notice of the 2008 Annual Meeting of Stockholders and the 2008 Proxy Statement describe the items to be considered and acted upon by stockholders at the Annual Meeting.
     Please note our procedures for admission to the Annual Meeting, which are described in the Notice of the 2008 Annual Meeting of Stockholders.
     If you own shares of record, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). If you own shares of record and receive the proxy materials electronically, you will receive an accompanying e-mail message with instructions on how to vote. Whether or not you plan to attend the Annual Meeting, please sign, date and return your enclosed proxy card(s), or vote over the phone or Internet, as soon as possible so that your shares can be voted in accordance with your instructions.
     You can revoke your proxy before the Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy under the question “Can I change my vote after I have submitted my proxy?” on page 5 of this Proxy Statement. Your vote is very important. I look forward to seeing you at the Annual Meeting.
     This Proxy Statement, along with our 2007 annual report and the proxy, is being distributed to stockholders on or about April 21, 2008.
Sincerely,
JOHN G. DUFFY
Chairman of the Board
and Chief Executive Officer

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF KBW, INC.
TO BE HELD ON TUESDAY, JUNE 3, 2008

KBW, Inc.
787 Seventh Avenue New York, New York 10019
NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, June 3, 2008.

Time:	10:00 a.m., New York time.

Place:	American Conference Centers, 780 Third Avenue, New York, New York 10017 (between 48th and 49th streets).

Purposes:	1. To elect two Class II directors to serve on the Board of Directors until the annual meeting in 2011,

2. To approve the KBW, Inc. 2008 Employee Stock Purchase Plan,

3. To ratify the appointment of KPMG LLP, the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2008, and

4. To transact such other business that may properly come before the meeting and any adjournments thereof.

Who Can Vote:	Stockholders at the close of business on April 7, 2008.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. Or, you can vote over the telephone or the Internet as described on the enclosed proxy card or voting instruction card. If you are receiving these proxy materials electronically, the accompanying e-mail message contains instructions for voting.

Who May Attend:	Only persons with either an admission ticket, evidence of stock ownership or who are guests of the Company may attend the meeting. Photo identification will be required (a driver’s license or passport is preferred).

• If your shares are registered in your name:  You must bring the admission ticket attached to your enclosed proxy card. If you have elected to receive your proxy materials electronically, please contact Alan Oshiki with Investor Relations at (866) 529-2339 and request an admission ticket.

• If your shares are registered in the name of a broker, trust, bank or other nominee:  You must bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2008:
The 2008 Notice and Proxy Statement and the 2007 annual report are available at www.proxyvote.com

By Authorization of the Board of Directors,

MITCHELL B. KLEINMAN
General Counsel and Corporate Secretary
New York, New York
April 21, 2008
Your Vote Is Important. Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your Proxy
Is Greatly Appreciated.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
     The Board of Directors (the “Board”) of KBW, Inc. (which we refer to as the “Company,” “KBW,” “we,” “our” or “us” in this Proxy Statement) is soliciting your proxy to vote your shares of common stock at the 2008 Annual Meeting of Stockholders (the “Meeting”).
Why did I receive this Proxy Statement?
     You received this Proxy Statement because you were a stockholder at the close of business on April 7, 2008, the record date, and are therefore entitled to vote at the Meeting. This Proxy Statement, the 2007 annual report and the accompanying proxy card or voting instruction card are being distributed to stockholders beginning on April 21, 2008. The Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.
What is the purpose of the Meeting?
     At the Meeting, stockholders will vote upon the matters outlined in the Notice of the 2008 Annual Meeting of Stockholders. These are expected to be:
•	the election of two Class II directors,

•	the approval of the 2008 KBW, Inc. Employee Stock Purchase Plan (the “ESPP”), and

•	the ratification of the appointment of KPMG LLP (“KPMG”), our independent registered public accounting firm.
What is a proxy?
     It is your designation of another person to vote stock you own. That other person is called a proxy. When you designate a proxy, you also may direct the proxy how to vote your shares. John G. Duffy, Robert Giambrone and Mitchell B. Kleinman, three of our executive officers, have been appointed by the Board as proxies for the Meeting. By completing and returning the enclosed proxy card or submitting your proxy by telephone or the Internet, you are giving the proxies the authority to vote your shares in the manner you indicate.
What is a proxy statement?
     It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the Meeting and certain other information required by the regulations of the SEC and the rules of the New York Stock Exchange (the “NYSE”).
What is the difference between a “stockholder of record” and a “street name” holder?
     These terms describe how your shares are held. If your shares are registered directly in your name with The Bank of New York, the Company’s stock transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy and vote my shares?”
Why did I receive more than one proxy card?
     You may receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Who pays the cost of this proxy solicitation?
     We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of common stock.
Who is qualified to vote?
     You are qualified to receive notice of and to vote at the Meeting if you own shares of common stock at the close of business on our record date, which is Monday, April 7, 2008.
How many shares must be present to hold the Meeting?
     In accordance with the amended and restated bylaws of the Company (the “Company Bylaws”), shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Meeting if:
•	you are present and vote in person at the Meeting, or

•	you have properly and timely submitted your proxy.
How many shares of common stock may vote at the Meeting?
     As of April 7, 2008, there were 33,241,568 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.
How do I submit my proxy and vote my shares?
     If you are a “stockholder of record,” you have several choices. You can vote your proxy:
•	by completing and mailing in the enclosed proxy card,

•	over the telephone by calling the toll free number listed on the proxy card, or

•	via the Internet using the website listed on the proxy card.
     The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity as a stockholder. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the instructions included in the proxy card. If you wish to vote using a paper format, please return your signed and completed proxy card promptly to ensure we receive it before the Meeting. If you vote via telephone or the Internet, please do not return a completed proxy card. Note that if you elected to receive these materials electronically, you did not receive a proxy card, and the e-mail message accompanying these materials contains your instructions for voting.
     If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. You may be permitted to submit your voting instructions by Internet or telephone if that option is afforded by the bank or broker.
Can I vote my shares in person at the Meeting?
     If you are a “stockholder of record,” you may vote your shares in person at the Meeting by completing a ballot at the Meeting. Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy as described so your vote will be counted if you later decide not to attend. If you submit your vote by proxy and later decide to vote in person at the Meeting, the vote you submit at the Meeting will override your proxy vote.
     If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Meeting.

How can I attend the Meeting?
     Our stockholders are invited to attend the Meeting. In order to be admitted to the Meeting, you must present an admission ticket which is attached to the enclosed proxy card or which you may obtain by contacting Alan Oshiki with Investor Relations at (866) 529-2339, or in the alternative provide evidence of stock ownership. You will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the Meeting. To help us plan for the Meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.
     If you are a “stockholder of record,” you must bring the admission ticket that is attached to your proxy card. If you have elected to receive your proxy materials electronically and therefore did not receive a physical admission ticket, please contact Alan Oshiki with Investor Relations at (866) 529-2339 and request an admission ticket.
     If you hold your shares in “street name,” you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or evidence that you own shares, you will not be admitted to the Meeting.
What are the Board’s recommendations on how I should vote my shares?
     The Board recommends that you vote your shares as follows:
•	FOR the election of each nominee for Class II director with a term expiring at the 2011 annual meeting of stockholders.

•	FOR the approval of the ESPP.

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2008.
What vote is required to approve each proposal?
     Proposal 1 requires a plurality of the votes cast to elect each director, meaning that the two director nominees who receive the most votes cast at the Meeting in person or by proxy will be elected. Proposals 2 and 3 require the affirmative vote of a majority of those shares of common stock present in person or represented by proxy and entitled to vote thereon at the Meeting.
What are my choices when voting?
     As to Proposal 1, with respect to each nominee as director, you may cast your vote in favor of electing such nominee or withhold your vote for either or both nominees. As to Proposals 2 and 3, you may cast your vote in favor of or against such proposal, or you may elect to abstain from voting your shares.
How would my shares be voted if I do not specify how they should be voted?
     If you sign and return your proxy card or submit your proxy by telephone or the Internet without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:
•	FOR the election of each nominee for Class II director with a term expiring at the 2011 annual meeting of stockholders.

•	FOR the approval of the ESPP.

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2008.
     The persons identified in “What is a proxy?” above, and each of them, have been appointed as proxies by the Board.
How are votes withheld, abstentions and broker non-votes treated?
     Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Meeting. If you properly submit your proxy but either withhold authority to vote or abstain from voting on one of more of the proposals, your shares will be deemed as “present” at the Meeting and will be counted both for quorum purposes and to calculate the vote on the particular proposal or proposals on which you abstained or withheld authority to vote. If you do not submit your proxy or voting instructions and do not vote by ballot at the Meeting, your shares will not be counted as present at the Meeting, unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares (as described below) and does so. With respect to Proposal 1, votes withheld and abstentions will have no effect on the outcome of the vote. With respect to Proposals 2 and 3, votes withheld and abstentions will have the same effect as a vote against the matter.
     If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” NYSE rules determine the circumstances under which member brokers of the NYSE may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. To the extent a broker, bank or other nominee has this discretion and does not exercise it, the uninstructed share will be referred to as a “broker non-vote.” Broker non-votes are counted for general quorum purposes. However, if a matter for which a broker does not have authority to vote should be properly presented for a vote at the Meeting, any broker non-votes will not be deemed to be “present” with respect to such matter.
     For Proposals 1 and 3, the rules permit member brokers (other than Keefe, Bruyette & Woods, Inc., our wholly owned broker-dealer subsidiary (“Keefe”), for the reasons described below) to exercise voting discretion as to the uninstructed shares. However, member brokers may not exercise voting discretion for Proposal 2 and uninstructed shares will therefore not be voted on this proposal.
     Keefe is a member broker of the NYSE and a stockholder of record with respect to shares of our common stock held in street name on behalf of our clients. Because Keefe is our affiliate, NYSE rules prohibit it from voting uninstructed shares, even on routine proposals. Keefe may vote uninstructed shares on any proposals only in the same proportion as the votes cast by all record holders on such matters.
Can I change my vote after I have submitted my proxy?
     You may revoke your proxy at any time before your proxy is voted at the Meeting by doing one of the following:
•	submitting a later-dated proxy by Internet or telephone before 11:59 p.m., New York time, on June 2, 2008,

•	submitting a later-dated proxy to our Office of the General Counsel at our principal executive offices located at 787 Seventh Avenue, New York, New York 10019, which must be received prior to the time of the Meeting,

•	sending a written notice of revocation to our Office of the General Counsel at our principal executive offices, which must be received prior to the time of the Meeting, stating that you revoke your proxy, or

•	attending the Meeting and voting your shares in person.
Who will count the votes?
     Representatives from Broadridge Investor Communication Solutions will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Meeting.
If you have any further questions about voting your shares or attending the Meeting, please call Alan Oshiki with Investor Relations at (866) 529-2339.

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS
Composition of the Board and Director Biographies
     The full Board currently consists of seven directors. The Board is divided into three classes, with Class I having three directors and Classes II and III each having two directors. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting. The current composition of the Board is:

Class I Directors (serving until the 2009 Meeting)	John G. Duffy
Daniel M. Healy
Michael J. Zimmerman

Class II Directors (term expiring at this Meeting)	Andrew M. Senchak
Christopher M. Condron

Class III Directors (serving until the 2010 Meeting)	Thomas B. Michaud
James K. Schmidt
     The election of Class II directors will take place at the Meeting. At its meeting held on February 22, 2008, the Board approved the recommendation of the Corporate Governance and Nominations Committee (the “CG&N Committee”) that the current Class II directors each be nominated for election for a new three-year term.
     If elected, each Class II director nominee will serve on the Board until the 2011 annual meeting of stockholders, or until his successor is duly elected and qualified in accordance with the Company Bylaws. If any nominee should become unable to accept election, Messrs. Duffy, Giambrone and Kleinman, and each of them, as designated proxies, may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that the nominees for election named below will be unable to serve.
Your Board Recommends That Stockholders
Vote FOR Each Class II Director Nominee Listed Below
Nominees For Election as Class II Directors With Terms, if Elected, Expiring at the 2011 Annual Meeting:
     Andrew M. Senchak.  Mr. Senchak, 61, has been President, Vice Chairman and a director of KBW, Inc. since its formation in August 2005. He has been with our Investment Banking Department since 1985. In 1997 he became a director of Keefe as well as head of the Investment Banking Department, and was elected its Vice Chairman and its President in 2001. Mr. Senchak stepped down as President of Keefe in 2006. Prior to joining the firm, Mr. Senchak taught Economics at Rutgers University and spent two and a half years in Brazil with the Peace Corps. He received a B.A. in Liberal Arts from Lafayette College and earned a Ph.D. in Economics from Columbia University. Mr. Senchak is a member of the Board of Trustees of Newark Academy in Livingston, NJ, the National September 11 Memorial and Museum at the World Trade Center, the KBW Family Fund and the MacDowell Colony. He is also on the board of WeatherWise USA, Inc., a private company.
     Christopher M. “Kip” Condron.  Mr. Condron, 60, has been a director of KBW, Inc. since February 1, 2007. He is the President, CEO and a director of AXA Financial, Inc., a multinational provider of diversified financial services, and the Chairman of the Board, President and CEO of AXA Equitable Life Insurance Company, MONY Life Insurance Company, MONY Life Insurance Company of America and AXA Life and Annuity Company. Mr. Condron is also a member of the Management Board of AXA Financial’s parent, AXA (NYSE: AXA), a worldwide leader in financial protection and wealth management, and a director and Chairman of the Compensation Committee and member of each of the Corporate Governance and Executive Committees of AllianceBernstein Corporation, the General Partner of AXA Financial’s majority-owned subsidiary, AllianceBernstein Holdings, L.P. (NYSE: AB). He serves as a director of the Financial Services Roundtable, Central Supply Corp. and the American Council of Life Insurers. He is a director of the American Ireland Fund and serves as its Treasurer and Chairman of its Executive Committee, and is the Chairman of the President’s Business Council of the University of Scranton. Prior to joining AXA Financial in 2001, Mr. Condron was President and Chief Operating Officer of Mellon Financial Corporation and Chairman and Chief Executive Officer of its subsidiary, the Dreyfus Corporation.

Continuing Class I Directors With Terms Expiring at the 2009 Annual Meeting:
     John G. Duffy.  Mr. Duffy, 58, has been Chairman, Chief Executive Officer and a director of KBW, Inc. since its formation in August 2005. He joined us in 1978 as manager of our Bank Watch Department evaluating credit ratings for financial institutions nationwide. He became a director of Keefe in 1990, was named its Co-CEO and President in 1999 and its Chairman and CEO in 2001. Prior to that, Mr. Duffy was Executive Vice President in charge of Keefe’s Corporate Finance Department. He is a graduate of the City College of New York. Mr. Duffy serves on the Board of Trustees of the Michael Smurfit Graduate School of Business, University College in Dublin, Ireland, as well as St. Michael’s College in Colchester, Vermont, and The Ursuline School in New Rochelle, New York. He is also Chairman of the Investment Committee of the Cardinal and Gold Fund of Cardinal Hayes High School in Bronx, New York and a director of the American Ireland Fund. He also serves on the Advisory Council of the Weissman Center for International Business at Baruch College.
     Daniel M. Healy.  Mr. Healy, 65, has been a director of KBW, Inc. since October 19, 2006. Beginning in 1992 and until its acquisition by Capital One Financial Corporation (“Capital One”) in December 2006, Mr. Healy served as Executive Vice President and Chief Financial Officer of North Fork Bancorporation, Inc. (“North Fork”), a New York based bank holding company. Mr. Healy had also been a member of the Board of Directors of North Fork since 2000. He currently serves as a member of the Board of Directors and Chairman of the Audit Committee of Hiscox LTD, a public company (LSE: HSX.L), a senior advisor to Permira Advisors, a private equity firm headquartered in London, and as a director of Harlem, RBI, a not-for-profit organization.
     Michael J. Zimmerman. Mr. Zimmerman, 57, has been a director of KBW, Inc. since October 26, 2007. Mr. Zimmerman is Executive Vice President and Chief Financial Officer of the Continental Grain Company (“Continental Grain”) and a member of the Investment Committee of Arlon Group, LLC, its investment subsidiary. Continental Grain is a diversified international agribusiness and investment firm, headquartered in New York City. Mr. Zimmerman is responsible for the financial and strategic initiatives within Continental Grain’s established operations, as well as investment activities in new and related areas. Prior to joining Continental Grain in 1996, Mr. Zimmerman was a Managing Director at Salomon Brothers, where he held numerous senior-level positions in the company’s investment banking and firm investment areas. Mr. Zimmerman is a Director and Chairman of Overseas Shipholding Group, Inc. and a Director of Financial Federal Corporation. He also serves as an Advisory Director of Smithfield Foods, Inc. and is active in several educational, religious and philanthropic organizations. He holds a Bachelor of Arts degree from Trinity College and is a graduate of the Harvard Business School, where he received a Master of Business Administration degree.
Continuing Class III Directors With Terms Expiring at the 2010 Annual Meeting:
     Thomas B. Michaud.  Mr. Michaud, 44, has been President, Vice Chairman and a director of KBW, Inc. since its formation in August 2005. Mr. Michaud’s primary responsibilities with the firm are to oversee our sales and trading businesses. He began his career with us in 1986 as a credit trainee in the Bank Watch Department and transferred to the Research Department before joining our Equity Sales Team in 1988. He was named Director of Equity Sales and Executive Vice President in 1999. He became a director of Keefe in 1999 and its Vice Chairman and Chief Operating Officer in 2001. He was elected President of Keefe in 2006. Mr. Michaud is a graduate of Middlebury College and earned an M.B.A. from the Stern School of Business at New York University. From 1994 until 2001 he was an elected member of the Representative Town Meeting of the Town of Greenwich, Connecticut. The Representative Town Meeting is the legislative body for the Town of Greenwich. He also serves on the Board of Directors of the Greenwich Chapter of the American Red Cross.
     James K. Schmidt. Mr. Schmidt, 57, has been a director of KBW, Inc. since June 6, 2007. From 1998 until April 2007, Mr. Schmidt was an Executive Vice President of MFC Global Investment Management and its predecessor organizations. Mr. Schmidt joined MFC as Vice President and Portfolio Manager in 1985. He was named to the Investment Policy Committee in 1994 and was named Senior Investment Strategist in 2006. He served as the portfolio manager of the John Hancock Regional Bank Fund from its inception in 1985 until his retirement in April 2007. From 1991 until April 2007, Mr. Schmidt was a Vice President of the John Hancock Financial Trends Fund. Prior to joining MFC, Mr. Schmidt was a Portfolio Manager at the Hartford Insurance Group. Mr. Schmidt is also a Director of Vinfen Corporation. Mr. Schmidt is a Chartered Financial Analyst and a past President of the BancAnalysts Association of Boston. Mr. Schmidt received a B.S. from Brown University and an S.M. from the M.I.T. Sloan School of Management.

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Codes of Ethics
     The Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) which are available at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.” The Corporate Governance Guidelines are also available in print to any stockholder who requests it. The Corporate Governance Guidelines, along with the charters of the Board committees, the Code of Business Conduct and Ethics (the “Code of Ethics”) and the supplement to the Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers (the “Supplemental Code of Ethics”), provide the framework for the corporate governance of the Company.
     The Board also adopted the Code of Ethics, which applies to all employees, officers and directors of the Company and its subsidiaries, as well as the Supplemental Code of Ethics. As of the date of printing of this Proxy Statement, since their adoption no amendments to or waivers from either the Code of Ethics or the Supplemental Code of Ethics have been approved by the Board. The full text of each such code is available at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance,” and is available in print to any stockholder who requests it. We intend to disclose amendments to, or waivers from, each such code in accordance with the rules and regulations of the SEC and make such disclosures available on our web site. The CG&N Committee is responsible for overseeing and reviewing each of the Corporate Governance Guidelines, the Code of Ethics and the Supplemental Code of Ethics at least annually, and recommending any proposed changes to the Board for approval.
Director Independence
     In compliance with the NYSE corporate governance and listing rules (the “NYSE Listing Rules”) and, in the case of the audit committee of the Board (the “Audit Committee”), Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Board’s Audit Committee, compensation committee (the “Compensation Committee”) and CG&N Committee is comprised solely of independent members.
     The Board affirmatively determines, at least annually, the independence of each director and nominee for election as a director. To determine that a director or director nominee is independent the Board will, among other things, determine that no material relationship exists with the Company or management, and that none of the express disqualifications contained in the NYSE Listing Rules, and in the case of Audit Committee members Rule 10A-3 of the Exchange Act, apply to such person. The Board has determined that, under the NYSE Listing Rules, each of Daniel M. Healy, Christopher M. Condron, James K. Schmidt and Michael J. Zimmerman is an independent director. In reaching such a determination, the Board concluded that none of Messrs. Healy, Condron, Schmidt or Zimmerman:
•	had any material relationship with the Company (other than as a director), either directly or as a partner, stockholder or officer of another organization that has a relationship with the Company,

•	is an employee or has an immediate family member who is or has in the last three years been an executive officer of the Company,

•	receives, or has an immediate family member who receives, more than $100,000 in direct compensation from the Company (other than director and committee fees),

•	is affiliated with or employed by, or has an immediate family member who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company,

•	is employed or has an immediate family member who is employed as an executive officer of another company where any of the Company’s present executives serve on the compensation committee of that other company,

•	is an executive officer of a company that makes payment to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, or

•	is an executive officer of any charitable organization to which the Company has contributed an amount in any single fiscal year in excess of the greater of $1 million or 2% of the consolidated gross revenues of such charitable organization.
     The Board has further determined that each of Messrs. Healy, Condron, Schmidt and Zimmerman (i) satisfies the independence requirements for audit committee members set forth in Rule 10A-3 of the Exchange Act, (ii) qualifies as an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) qualifies as a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Messrs. Duffy, Senchak and Michaud are not considered independent directors because they are our employees.
     As described in the summary of his business experience on page 7, Mr. Healy served as Executive Vice President and Chief Financial Officer of North Fork until its acquisition by Capital One in December 2006. In considering Mr. Healy’s independence, the Board considered that Keefe had performed numerous investment banking and brokerage services for North Fork for which Keefe received fees and commissions, including acting as co-financial advisor to North Fork’s board of directors in connection with the acquisition by Capital One. In addition, the Board considered that North Fork provides regular depository and other banking services to the Company and receives customary fees from the Company and its affiliates for such services.
     As described in the summary of his business experience on page 6, Mr. Condron serves in certain senior executive positions at AXA, a publicly traded company, and affiliates of AXA. In considering Mr. Condron’s independence, the Board reviewed several business relationships between the Company and entities affiliated with Mr. Condron. AXA Financial’s subsidiary, AXA Equitable Life Insurance Company, is the owner of the property at which Company rents its New York office space pursuant to a lease that was entered into in an arm’s length transaction in 2001. In addition, in August 2007 Keefe concluded an engagement with AXA Financial to serve as an expert in connection with appraisal rights litigation in which AXA Financial was the defendant, and which arose out of AXA Financial’s purchase of the MONY Group in 2004. The Company also has executed portfolio transactions for the AXA Equitable sponsored funds-EQ Advisors Trust, AXA Premier VIP Trust, AXA Enterprise Funds Trust, AXA Enterprise Multimanager Funds Trust and The Enterprise Group of Funds, Inc. Finally, Keefe has been paid brokerage commissions by or on behalf of AXA Financial’s majority-owned subsidiary, AllianceBernstein L.P. or an affiliate and may continue to be paid commissions by AllianceBernstein in the future.
     As described in the summary of his business experience on page 7, Mr. Schmidt served until April 2007 as an officer of certain entities within the John Hancock mutual funds family. In determining Mr. Schmidt’s independence, the Board considered that Keefe had in the past provided and may continue to provide securities brokerage services to John Hancock mutual fund entities, for which it received and would continue to receive customary commissions. Mr. Schmidt was not an employee of MFC or any of the John Hancock entities at the time of his appointment to the Board. Furthermore, at the time of his appointment, the commissions received by Keefe did not exceed 2% of the consolidated gross revenues of the John Hancock funds for any of the three years preceding his appointment.
     The Board did not identify any transactions, relationships or arrangements requiring review or consideration with respect to a determination of Mr. Zimmerman’s independence.
     The Board has not adopted categorized standards other than those mandated by the NYSE or definitions of director relationships not deemed to be material in order to reach determinations of independence. In reaching its independence and other determinations with respect to each of Messrs. Healy, Condron, Schmidt and Zimmerman, the Board reviewed all the relevant facts and circumstances related to the business relationships described above, including but not limited to the dollar amounts involved and the fact that none of such directors received any special benefit from any of such relationships. The Board concluded that such directors did not have a direct or indirect material interest in such relationships and that such relationships were not otherwise material, either from the perspective of the director or the organizations with which the director had or has an affiliation.
Nominations for Directors
     Identifying Candidates
     The CG&N Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The CG&N Committee will consider qualifications of nominees recommended by our stockholders. Written notice submitted by stockholders recommending the nomination of a person to the Board should be delivered to our Corporate Secretary at our principal executive offices as follows:
KBW, Inc.
Attn: Corporate Secretary
787 Seventh Avenue
New York, New York 10019

     Such stockholder must be a stockholder of record at the time notice is delivered to our Corporate Secretary and be entitled to vote at the meeting for the election of such director. In order to be considered for inclusion in the proxy statement and form of proxy for the 2009 annual meeting of stockholders, the stockholder’s notice must be delivered to our Corporate Secretary in accordance with the procedures and no later than deadline set forth in the Company Bylaws, which is not less than 60 days nor more than 90 days before the first anniversary of June 3, 2008. If the notice contains the requisite information set forth in the following paragraph, such notice will be forwarded to the CG&N Committee for review and consideration.
     In accordance with the Company Bylaws and the nominating policy adopted by the CG&N Committee, the notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director:
•	the name, age, business address and residential address of such person,

•	the principal occupation or employment of such person,

•	the class and number of shares of our capital stock that are beneficially owned by such person, if any,

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the Exchange Act, and

•	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected;
and as to the stockholder giving the notice:
•	the name, and business address and residential address, as they appear on our stock transfer books, of such stockholder,

•	a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice,

•	the class and number of shares of our capital stock beneficially owned by such stockholder, and

•	a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
     The CG&N Committee may require any nominee to furnish additional information that may be needed in order to determine the eligibility of the nominee or the propriety of his or her nomination. In addition to the recommendations of our stockholders, the CG&N Committee may also consider director candidates recommended by our current or former directors or existing management. While it has not done so in the past, the CG&N Committee may also retain third party search firms to identify or evaluate potential nominees. The CG&N Committee will consider the attributes of candidates and the needs of the Board and, subject to the discussion below regarding incumbent directors, will review all candidates in the same manner, regardless of the source of the recommendation.
     Qualifications and Selection Process
     In assessing each potential candidate, the CG&N Committee will review the nominee’s financial literacy or financial expertise (as contemplated by applicable rules and regulations), age, career, experience and expertise in the investment banking and financial services industries, relevant technical skills, strength of character, ability to work collegially and such other factors the CG&N Committee determines are pertinent in light of the needs of the Board and the size and diversity of the Board and its committees. The CG&N Committee may modify these minimum qualifications from time to time.
     The CG&N Committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees, which may include review of an appropriate questionnaire completed by the nominee as well as personal interviews. The CG&N Committee will also review the independence of each candidate and other qualifications, as well as consider questions of possible material conflicts of interest between nominees and the Company. After the CG&N Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, it will make a determination whether to recommend the nominee for approval to the Board.
     It is the CG&N Committee’s policy, and is reflected in the Corporate Governance Guidelines, that the continuing service of qualified incumbent directors generally promotes stability and continuity and gives us the benefit of the familiarity and insight into our affairs that our directors accumulate during their tenure. Therefore, in considering candidates for election at annual meetings of stockholders, the CG&N Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The committee will then evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In this regard, it will determine if the director continues to satisfy the minimum qualifications for director candidates and whether there exist any considerations against re-nomination. If the committee determines that an incumbent director continues to be qualified and has satisfactorily performed his or her duties during the preceding term, and there are otherwise no facts or circumstances that in the committee’s reasonable discretion should preclude such nominee from serving on the Board, then absent any special circumstances, the committee will propose the incumbent director for re-election.
Communications with the Board
     The Board maintains a process for stockholders and other interested parties to communicate with the Board and its committees by email, letter, or in certain circumstances, by telephone. The Company will initially receive and process communications and communications will be forwarded to the Board, to any committee or to individual directors as appropriate, depending on the facts and circumstances outlined in the communication. This communications process is more fully described on our website at www.kbw.com by first clicking “Investor Relations” and then “Corporate Governance.”

MEETINGS AND COMMITTEES OF THE BOARD
The Board
     Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board meetings and meetings of the Board committees on which they serve. The Board met five times during the 2007 fiscal year, all of which were regularly scheduled meetings, and approved several other actions by unanimous written consent. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during fiscal 2007.
     It is our policy that directors are encouraged to attend each annual meeting of stockholders.
Meetings of Non-Management Directors
     The non-management directors meet in executive session at least once a year in regularly scheduled executive sessions, and may meet more often as necessary. Mr. Healy has been appointed by the non-management directors as presiding director for all executive sessions. His responsibilities as presiding director include:
•	setting the agenda for and leading the non-management director sessions,

•	briefing the Chairman and Chief Executive Officer on any issues arising from those sessions, and

•	acting as the principal non-exclusive liaison to the Chairman and Chief Executive Officer for the views, and any concerns and issues, of the non-management directors.
     Stockholders and other interested parties can communicate with the presiding director through the communications process referred to in “Communications with the Board” on page 11.
Committees of the Board
     The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the CG&N Committee. In accordance with NYSE Listing Rules, each committee is comprised entirely of non-employee, independent directors. The table below shows current membership for each of these Board committees.

Corporate Governance and
Audit Committee	Nominations Committee	Compensation Committee
Daniel Healy*	Daniel Healy	Daniel M. Healy
Christopher M. Condron	Christopher M. Condron	Christopher M. Condron*
Michael J. Zimmerman	James K. Schmidt*	James K. Schmidt

* Committee Chairperson
In addition to the three standing committees mentioned above, the Board has established the following:
•	an executive committee, consisting of Messrs. Duffy, Michaud and Senchak, which has been empowered by the Board to advise the Company on strategic matters and to exercise the authority of the Board between meetings of the full Board (other than such authority as is reserved for the other Board committees or the full Board itself), and

•	the non-executive compensation evaluation committee (the “Non-Executive Compensation Committee”), consisting of Messrs. Duffy and Michaud, which has been empowered by the Board to determine and approve certain cash and non-cash bonus and other non-cash incentive opportunities solely for employees and employee candidates that are neither executive officers nor earn or are expected to earn $1.5 million or more in total annual compensation (such employees are referred to as the “Non-Executive Employees”).
     Audit Committee
     The Audit Committee met seven times during 2007. The Audit Committee is comprised of Messrs. Healy, Condron and Zimmerman, all of whom the Board has determined are independent pursuant to the NYSE Listing Rules and Rule 10A-3 of the Exchange Act. Mr. Healy also serves as chairman of the audit committee of Hiscox LTD, a public company that trades on the London

Stock Exchange. Mr. Zimmerman also serves as a member of the audit committee of Financial Federal Corporation, a public company that trades on the NYSE. Mr. Condron does not serve on the audit committee of any other public company.
     The Board has determined that all the members of the Audit Committee are financially literate pursuant to the NYSE Listing Rules. The Board also has determined that Mr. Healy, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning stipulated by the SEC. The Board has adopted a charter for the Audit Committee which is available on our website at www.kbw.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter is also available in print to any stockholder who requests it.
     The Audit Committee assists the Board in monitoring (i) the integrity of our financial statements, (ii) our independent registered public accounting firm’s qualifications, performance and independence, (iii) the performance of our internal audit function and (iv) compliance by us with legal and regulatory requirements. The Audit Committee’s responsibilities, discussed in detail in its charter, include among other things:
•	compensation and oversight of, and appointment or replacement of, the independent registered public accounting firm,

•	pre-approving all auditing, internal control-related and permitted non-audit services to be performed for us, including the scope and the terms thereof,

•	reviewing and discussing with management and the independent registered public accounting firm the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies,

•	reviewing consolidated financial statements and related public disclosures and discuss with management and the independent registered public accounting firm accounting policies and practices used and judgments made in connection therewith, and

•	performing other functions or duties deemed appropriate by the Board.
     Corporate Governance and Nominations Committee
     The CG&N Committee met five times during 2007. The CG&N Committee is comprised of Messrs, Schmidt, Condron and Healy, all of whom the Board has determined are independent pursuant to the NYSE Listing Rules. The Board has adopted a charter for the CG&N Committee, which is available on our website at www.kbw.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter is also available in print to any stockholder who requests it.
     The CG&N Committee (i) assists the Board by identifying individuals qualified to become Board members, (ii) recommends to the Board changes to any of the Corporate Governance Guidelines, the Code of Ethics and the Supplemental Code of Ethics, (iii) leads the Board in its annual review of the Board and management’s performance and (iv) recommends nominees for membership on Board committees. The CG&N Committee’s responsibilities, discussed in detail in its charter, include among other things:
•	developing qualifications and criteria for selecting and evaluating director nominees and evaluating current directors,

•	considering and proposing director nominees for election at each annual meeting of stockholders,

•	monitoring developments in corporate governance principles and standards in conjunction with its assessments of the Corporate Governance Guidelines, the Code of Ethics and the Supplemental Code of Ethics, and

•	performing other functions or duties deemed appropriate by the Board.
     Compensation Committee
     The Compensation Committee met four times during 2007. The Compensation Committee is comprised of Messrs. Condron, Healy and Schmidt, all of whom the Board has determined are independent pursuant to the NYSE Listing Rules. The Board has also determined that each of Messrs. Condron, Healy and Schmidt qualifies as an “outside” director within the meaning of Section 162(m) of the Code, and as a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. The Board has adopted a charter for the Compensation Committee, which is available on our website at www.kbw.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter is also available in print to any stockholder who requests it.
     The Compensation Committee (i) discharges the Board’s responsibilities relating to compensation of the Chief Executive Officer (the “CEO”) and our other executive officers and (ii) has responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. The Compensation Committee’s responsibilities, discussed in detail in its charter, include among other things:
•	reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance and establishing the CEO’s compensation based on such evaluations,

•	reviewing and approving annual base salaries and incentive opportunities of the other executive officers,

•	monitoring compliance with laws affecting employee compensation and benefits,

•	reviewing and making recommendations with respect to the Company’s director compensation policy,

•	overseeing compliance with the NYSE Listing Rules requiring stockholder approval of equity compensation plans, and

•	performance of other functions or duties deemed appropriate by the Board.
     The Compensation Committee approved the Board’s delegation of authority to the Non-Executive Compensation Committee to determine and approve certain cash and non-cash bonus and other non-cash incentive opportunities with respect to fiscal 2007 for the Non-Executive Employees, as described further under “Determining Executive Compensation” beginning on page 17. The Compensation Committee may also form and delegate authority to subcommittees as it deems appropriate.
     Also as described under “Determining Executive Compensation,” the Compensation Committee consults with and considers the recommendations of our executive officers in setting the amount and form of executive compensation. The Compensation Committee has authority under its charter to retain, approve fees for and terminate any compensation consultant to be used to assist it in the evaluation of executive officer compensation. The committee has retained outside consultants to assist it in a review of the compensation structure for our executive officers.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee is comprised solely of independent, non-employee directors. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
     The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. Throughout this Proxy Statement, the individuals included in the “Summary Compensation Table” set forth beginning on page 22 are referred to as the “named executive officers.” References to “executives,” “executive officers,” “officers,” or “employees” include these named executive officers and other persons who are employed by us or our subsidiaries. In fiscal 2007, our named executive officers were:
John G. Duffy — Chairman and Chief Executive Officer
Robert Giambrone — Executive Vice President and Chief Financial and Administrative Officer
Andrew M. Senchak — Vice Chairman and President
Thomas B. Michaud — Vice Chairman and Chief Operating Officer
Mitchell Kleinman — Executive Vice President, General Counsel and Corporate Secretary
Compensation Philosophy and Objectives
     Since our business model is based on the building of long-term relationships and personal relationships with clients and customers, the personal reputation, judgment, business generation capabilities and project execution skills of our professionals are critical to our success. As a result, we believe that our most valuable assets are our management team and key employees. Competition for talent in our business is intense, not only from investment banks but also from businesses outside the investment banking industry, such as hedge funds, private equity firms and venture capital funds. The brokerage and investment banking sectors are intensely competitive industries that are subject to high turnover generally. We believe that an executive compensation philosophy designed to attract and retain high quality executives and that links pay to our performance is an essential cornerstone to operating successfully in our industry. The Compensation Committee believes that the most effective compensation program is one that rewards the achievement of strategic goals by the Company and that aligns executives’ interests with those of our stockholders. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives.
     Pay for Performance
     A substantial portion of executive compensation is variable and structured on a pay-for-performance basis, which the Compensation Committee believes reflects our historically entrepreneurial culture. The significant weight put on year-end cash bonuses and year-end equity based awards as a component of overall executive compensation underscores this commitment to a pay for performance philosophy.
     Generally, the more senior an executive’s position and the greater an executive’s responsibility and ability to influence our results of operations and achievement of strategic goals, the higher the percentage of his or her total compensation that will be performance based pay. The amount of such compensation will depend on our financial performance generally, the performance of the department or business group of such executive, and finally, the executive’s individual performance and contribution to the business. The Compensation Committee may measure performance both on an absolute basis, for example based on the achievement of internal business goals for revenue, net income and operating earnings per share and the achievement of strategic initiatives, as well as on a relative basis, for example by comparing such metrics against those of our key competitors or comparing our overall stockholder return against that of our competitors.
     Aligning Executive and Stockholder Interests
     Prior to our initial public offering in November 2006, (the “IPO”), we were a private company with broad employee equity ownership. Historically, an individual employee’s equity ownership generally correlated with seniority and tenure, and equity appreciation was a fundamental economic benefit of employment. Recognizing the need post-IPO to balance and align the interests of our employee owners with non-employee stockholders, we adopted an Annual Incentive Plan (the “Bonus Plan”) in order to determine annual bonuses for eligible employees, which generally includes our executive officers and other selected employees.
     The Stockholders’ Agreement
     Most of our executive officers have built significant equity ownership in the Company, with such holdings constituting a majority of overall personal assets for many of such persons. The Compensation Committee believes that such equity ownership directly aligns the interests of our executives with those of our stockholders and helps focus our executives on the creation of long-term stockholder value. To maintain such an alignment, we entered into the amended and restated stockholders’ agreement (the “Stockholders’ Agreement”), which is applicable to executives and other employees that held a title of “principal” or higher at the time of the IPO. The Stockholders’ Agreement contains contractual restrictions on disposition of such shares, which restrictions are further described in “Certain Relationships and Related Transactions — Amended and Restated Stockholders’ Agreement” and “Security Ownership” beginning on pages 33 and 35, respectively.
     Equity-Based Awards
     The Compensation Committee has determined that, as a public company, our executive bonuses should include an appropriate combination of cash and year-end equity based awards. As a result, in February 2007 and 2008 the Compensation Committee awarded a percentage of executive compensation with respect to the immediately preceding fiscal year in the form of restricted stock awards. We refer to the awards granted in February 2007 with respect to fiscal 2006 as the “2006 Year-End Stock Awards,” and the awards granted in February 2008 with respect to fiscal 2007 as the “2007 Year-End Stock Awards.” Each of these year-end stock awards vest in equal one-third amounts over a three year period commencing with the one-year anniversary of the date such awards were granted. The vesting restrictions and other design features of these awards, together with our executive stock ownership guidelines described below and the restrictions contained in the Stockholders’ Agreement, encourage long-term stock ownership by our executive officers and further motivate them to create long-term stockholder value. See “Year-End Performance Awards” beginning on page 20.
     In addition, one-time restricted stock awards were granted to substantially all employees, including the named executive officers, in connection with the successful completion of the IPO. These Company-wide stock awards, which we refer to as the “IPO Stock Awards,” established an across-the-board incentive for our employees to enhance stockholder value. With respect to senior employees, including the named executive officers, the IPO Stock Awards vest as follows: 25% of such awards vest on November 8, 2008, the second anniversary of the completion of the IPO, 35% vest on the third anniversary, and the remaining 40% vest on the fourth anniversary.
     Subject to adjustment, our 2006 Equity Incentive Plan (the “Equity Incentive Plan”) authorized the issuance of up to 6,150,000 shares of common stock pursuant to the grant or exercise of stock options, stock appreciation rights (“SARs”), restricted stock, stock units and other equity-based awards. As of April 7, 2008, 2,212,788 shares remained available for issuance under the Equity Incentive Plan. If any award is forfeited or if any stock option or SAR terminates without being exercised, or if any SAR is exercised for cash, shares of common stock subject to such awards will be available for distribution in connection with future awards under the Equity Incentive Plan. If the option price of any stock option granted under the Equity Incentive Plan is satisfied by delivering shares of common stock to us (by actual delivery or attestation), only the number of shares of common stock issued net of the shares of common stock delivered or attested to will be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Equity Incentive Plan. To the extent any shares are not delivered to a participant because such shares are used to satisfy any applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Equity Incentive Plan. The shares subject to grant under the Equity Incentive Plan are to be made available from authorized but unissued shares. The following table provides information as of December 31, 2007, with respect to compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance.

		Number of Securities Remaining
Plan Category	Plan Name	Available for Future Issuance
Equity compensation plans approved by security holders	Equity Incentive Plan	2,212,788
Equity compensation plans not approved by security holders	None	None

Total		2,212,788

     Such table does not include the 1,500,000 shares of common stock contemplated to be available for future issuance pursuant to the ESPP, in the event the ESPP is approved by our stockholders at the Meeting. For a further discussion of the ESPP, see “Proposal 2—Approval of KBW, Inc. 2008 Employee Stock Purchase Plan” beginning on page 37.
     Executive Stock Ownership Guidelines
     With the assistance of an outside compensation consultant that was retained by the Compensation Committee, we have created and adopted minimum stock ownership guidelines for our executives to help drive long-term performance and strengthen retention, as well as ensure that our executive officers maintain a significant and demonstrable interest in increasing stockholder value over the long term. The guidelines provide for each of Messrs. Duffy, Senchak and Michaud to hold our common stock with a value equal to three times their annual cash compensation (determined by averaging base salary and any annual cash bonus over the prior three years), and for each of Messrs. Giambrone and Kleinman and certain other senior officers to hold our stock with a value equal to 1.5 times their cash compensation.
     Current executives subject to the guidelines must be in compliance within five years of January 1, 2008. Executives that fail to meet these guidelines will receive at least half of their annual incentive compensation in restricted stock or other equity and will be prohibited from selling any shares until the target multiple is reached. All stock directly or indirectly owned by an executive, including both vested and unvested equity awards, will be counted toward meeting these guidelines. As of April 7, 2008, all of the named executive officers met the guidelines based on their respective cash compensation levels, as described above.
Determining Executive Compensation
     We have historically set overall compensation expense as a percentage of revenue consistent with what we believe to be competitive with peer companies in our industry, which we have assessed in part through the use of peer data provided to us by outside vendors. We have stated our intention to use an overall annual compensation expense guideline in the range of 55-60% of annual revenue (not including amortization of certain equity awards granted in connection with the IPO), although we may adjust this ratio in our discretion at any time in order to meet our objective of retaining key personnel during periods of difficult economic and market conditions.
     General Compensation Analysis
     Aggregate compensation for senior employees in our three main revenue producing operating groups — investment banking, fixed income, and equity sales and trading — is generally based on a percentage of revenues attributed to the efforts of those employees, together with other factors such as profitability of the group and our overall profitability. Compensation for senior analysts in the Research Department is related to individual analyst performance and our overall profitability, and is based on factors permitted under applicable law as well as the rules of the SEC and the Financial Industry Regulatory Authority. Total compensation for senior employees in support and administration, including Messrs. Giambrone and Kleinman, is dependent on individual performance and the performance of the departments reporting to each of them, as well as our overall profitability. While total compensation for Messrs. Duffy, Michaud and Senchak is generally based on our overall profitability, the individual performance of each of such persons, as well as the performance of departments or groups under their supervision, is also considered. Such a combination of factors may result in significant compensation differences among these three executive officers, who together comprise our “Office of the Chairman.”
     In addition to approving compensation of the Chief Executive Officer, the Compensation Committee also approves compensation for officers at the level of executive vice president and more senior, as well as employees who earn or earn or are expected to at least earn $1.5 million in total cash and non-cash annual compensation. Furthermore, the Compensation Committee approves hiring commitments for professionals where the related compensation expense is expected to equal or exceed $1.5 million annually. Below such level of seniority and compensation, the Board has delegated to the Non-Executive Compensation Committee authority to approve annual compensation (including base salary and bonuses) of existing and prospective Non-Executive Employees, although in certain circumstances decisions regarding solely non-equity based compensation for such employees may be made by senior management. The Non-Executive Compensation Committee provides periodic reports to the Compensation Committee regarding its decisions made and actions taken, including with respect to salary adjustments and annual award amounts. The Compensation Committee can exercise its discretion in ratifying such actions or making any modifications it deems appropriate. The Compensation Committee ratified the actions taken by the Non-Executive Compensation Committee with regard to 2007 year end bonuses and 2008 base salaries for Non-Executive Employees.

     In determining executive officer compensation with respect to fiscal 2007, the Compensation Committee reviewed data for companies in our industry that was obtained from publicly available sources, as well as data which was provided by an independent compensation survey firm. Furthermore, the Compensation Committee engaged in a comprehensive dialogue with the Chief Executive Officer regarding compensation of employees, industry practices, the economic and market conditions that impacted the Company’s business activities in 2007, and the contributions of individual executives. The Compensation Committee also reviewed the amounts of compensation previously awarded to our executive officers.
     For 2007, the Compensation Committee determined that, in light of our annual revenue of $427.5 million, the target level of total compensation and benefits expense to annual revenue (excluding the 2007 amortization of the IPO Stock Awards) could be set at approximately 57%, which was within our compensation and retention objectives. The Compensation Committee concluded that this ratio of total compensation and benefits expense to annual revenue was appropriate for us in light of our financial performance in 2007 as well as the Compensation Committee’s discussions with, among others, the Chief Executive Officer and other members of senior management. This 2007 target level represents an approximately 14% increase in total compensation and benefits expense compared to 2006, to $244.6 million from $214.6 million. This increase was higher than our 5.2% increase in annual revenue for 2007 compared to 2006.
     Setting Year-End Performance Awards
     Consistent with our compensation philosophy, a significant percentage of total compensation consists of a performance-based year-end bonus. The size of the annual employee bonus pool, which includes executive officer bonuses, has historically been based upon a percentage of revenues. Under the Bonus Plan, this bonus pool percentage is established by the Chief Executive Officer during the first quarter of each fiscal year, based upon our estimated annual budget. During the course of the year, the Bonus Plan allows the bonus pool percentage to be adjusted upward or downward based upon our actual performance. At the end of the fiscal year, the aggregate dollar amount of the annual bonus pool is established by the Chief Executive Officer based upon the pre-established percentage range of our revenues earmarked for overall compensation and benefits expense, as may have been adjusted from time to time. The 2007 aggregate bonus pool was approved by the Compensation Committee at its first meeting in 2008.
     During the last month of the fiscal year, our department heads make recommendations regarding bonus payments for employees in their respective departments based upon a combination of factors, including both individual and departmental performance and contribution to revenues, business and strategic development, market position, and our overall performance. The Chief Executive Officer makes similar determinations for each of the department heads based on such factors, as well as the overall management performance and contributions of such department heads. Department heads also serve on a Management Committee which meets periodically to discuss matters of interest beyond their specific department, and the Chief Executive Officer may also consider their contributions in this area when determining compensation. Pursuant to the Bonus Plan, the Chief Executive Officer will review and discuss the proposed allocation of the bonus pool for each department with the relevant department head and recommend to the Compensation Committee or the Non-Executive Compensation Committee, as appropriate, approval of such bonus amounts. With respect to the Chief Executive Officer, the Compensation Committee has full and direct authority to approve compensation, including year-end bonus, based on its annual evaluation. The Compensation Committee will consult with and receive the recommendation of management not only with regard to the amount of bonuses, but also the appropriate allocation between cash and restricted stock or other equity-based compensation. The Compensation Committee can exercise its discretion and approve such bonus amounts or make such modifications as it deems necessary or appropriate. Bonuses (including cash and restricted stock) are awarded at the beginning of each fiscal year in respect of performance for the preceding year.
     As described under “Year-End Performance Awards” beginning on page 20, the 2007 year-end bonuses for the named executive officers were determined based on individual, department and our overall performance and not pursuant to a plan which establishes specific levels of compensation based on achievement of identified performance targets. The Compensation Committee continues to evaluate various alternatives for future periods and may elect to implement compensation programs for executives based on achievement of specified targets. As described under “Setting Named Executive Officer Compensation in Fiscal 2008” beginning on page 19, we expect to include a performance share program in our determination of overall compensation for certain executives, commencing in 2008.
     Determining Profit Sharing Plan Contributions
     Another traditional element of our compensation structure is our Profit Sharing and Retirement Plan (the “Profit Sharing Plan”). This defined contribution plan, which was created in the 1960’s and is an ERISA compliant retirement plan, provides for contributions to be made by us to eligible employee participants. Commencing in 2000, we added a feature which permitted employees to make elective salary deferral contributions to the Profit Sharing Plan in accordance with section 401(k) of the Code. Until 2000, we managed the investment of employee accounts in the Profit Sharing Plan, and we currently manage one of the investment options in the Profit Sharing Plan. Additional investment options which are managed by unaffiliated parties are also available.
     Our contributions consist of a “company contribution” and a “primary contribution.” The company contribution is a mandatory contribution equal to 3% of an employee’s salary and is intended to meet the “safe harbor” requirements of Section 401(k)(12) of the Code with respect to nondiscrimination requirements. The primary contribution is a discretionary contribution made by the Company to employees who meet the eligibility requirements for participation in the primary contribution. The primary contribution, the amount of which is determined based on annual profits and other components of overall compensation expense, is determined by the board of directors of Keefe (the “Keefe Board”) following the end of the year in respect of which such contribution is made. Such contribution, if made, is determined as a percentage of “salary” (as defined in the Profit Sharing Plan). The Keefe Board annually determines an appropriate level of contribution, which determination is subsequently reviewed by both the Board and the Compensation Committee for any further input or recommended modifications. In addition to annual earnings, a key factor in such determination is the aggregate percentage target for compensation expense as a percentage of annual revenue established by the Board. The Compensation Committee also specifically reviews and approves any Profit Sharing Plan contribution made by us to the Chief Executive Officer and other officers and employees whose compensation is subject to Compensation Committee approval.
     Setting Named Executive Officer Compensation in Fiscal 2008
     Base salaries for our named executive officers in fiscal 2008 have been established at $325,000 per year for each of Messrs. Duffy, Senchak and Michaud, $290,000 for Mr. Giambrone and $285,000 for Mr. Kleinman. Such base salaries remain unchanged from 2007, with the exception of Mr. Kleinman, who received an incremental $10,000 increase. The Compensation Committee will structure the overall compensation for the named executive officers in 2008 to continue to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee will determine the appropriate level and mix of incentive compensation. The Compensation Committee intends to utilize market data and analysis of industry peers, among other things, in establishing such structure.
     To further align the interests of our executives and our stockholders, the Compensation Committee has instructed the named executive officers to work with an outside compensation consultant to structure a performance share program which would operate under the terms of the Equity Incentive Plan. Such performance share plan would subject a portion of the year-end equity-based bonus compensation of certain executive officers to adjustment, based on the price performance of our stock versus an index of certain “peer competitors.” Such a plan is expected to be approved during 2008 and implemented by the Compensation Committee for the stock awards to be granted in February 2009 in respect of 2008 bonus compensation.
2007 Executive Compensation Components
     Total compensation paid to executive officers in 2007 consisted primarily of the following components:
•	base salary,

•	year-end performance awards, including cash bonuses and the 2007 Year-End Stock Awards,

•	Profit Sharing Plan contributions and medical, dental, life and disability insurance benefits, and

•	other personal benefits.
     We did not grant to any of our employees or directors, nor do we have outstanding, any stock options, equity warrants or other similar derivative instruments.
     Base Salary
     We provide the named executive officers and other executive employees with an annual base salary to compensate them for services rendered during the fiscal year. Base salary is designed to provide a fixed amount of current cash income to each executive that is generally competitive with market standards. Base salaries for executive officers are reviewed and approved annually by the Compensation Committee at the start of the year. In setting base salaries, the Compensation Committee considers an executive’s role and responsibilities, external market data for similar positions in companies in our industry, and the recommendations of the Chief Executive Officer. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our executive officers accounts for a relatively small percentage of his or her overall compensation. Base salaries in 2006 and 2007 for each of our named executive officers are included in the “Summary Compensation Table” set forth beginning on page 22 of this Proxy Statement.
     Year-End Performance Awards
     Under our compensation philosophy, our annual year-end cash and equity-based awards for employees, including our executive officers, is intended to constitute a significant portion of total compensation. All year-end awards in 2007 were granted in accordance with the Bonus Plan, which requires that bonuses be paid in cash or through equity awards granted under the Equity Incentive Plan. All of the 2007 Year-End Stock Awards were granted pursuant to the Equity Incentive Plan.
     In 2007, year-end bonus awards for each of our named executive officers was less than 2006. Such reductions reflected the impact of the difficult economic and market conditions that confronted our industry during 2007, which affected our business activities and revenues as well as those of our peer companies. In determining 2007 year-end compensation, the Compensation Committee considered the performance of each of the executive officers as well as that of the department reporting to or supervised by each of them. In addition, the Compensation Committee considered the recommendations of the Chief Executive Officer regarding bonus and incentive compensation to be paid to each executive officer for 2007, which the Compensation Committee discussed with the Chief Executive Officer as well as in a separate executive session at its first meeting in 2008. The compensation structure for each of Messrs. Duffy, Senchak and Michaud, who together comprise our three-member “Office of the Chairman,” is generally designed to reflect the overall leadership and strategic efforts of such persons. Reflecting reduced net income in 2007, compensation for each of Messrs. Duffy, Senchak and Michaud was reduced from 2006 levels and together was below the normal guideline of one percent of our overall revenues. The compensation for each of Mr. Giambrone and Kleinman reflected both individual performance and our overall performance, including their management of the departments reporting to each of them as well as their contributions to the implementation of our strategic business goals.
     Consistent with our policy regarding executive stock ownership, the Compensation Committee approved and generally applied a Company-wide formula to determine the percentage of each employee’s 2007 aggregate year-end performance award to be paid in the form of equity-based awards under the Equity Incentive Plan. The 2007 Year-End Stock Awards constituted a greater percentage of overall annual bonus compensation for each of the named executive officers than the 2006 Year-End Stock Awards. This increase in 2007, our first full year as a publicly traded company, reflects the Board’s intention to incorporate equity-based awards as a standard component of overall compensation and further align employee and stockholder interests. The following table shows the formula utilized by the Compensation Committee to determine the percentage of each employee’s total 2007 bonus that was to be paid in the form of restricted stock:

Percentage of Total Bonus
Range of Total 2007 Bonus	Paid in Restricted Stock
$400,000 but less than $900,000	18%
$900,000 but less than $2.0 million	24%
$2.0 million or more	27%
     At the directive of the Compensation Committee, the Non-Executive Compensation Committee also used the above formula to determine the percentage of the 2007 bonuses that were paid in restricted stock to the Non-Executive Employees. Employees with an overall 2007 bonus of less than $400,000 did not receive any restricted stock.
     Pursuant to such formula, each of Messrs. Duffy, Senchak and Michaud received 27% of their 2007 bonus in restricted stock, and each of Messrs. Giambrone and Kleinman received 24% of their 2007 bonus in restricted stock. For all employees receiving 2007 Year-End Stock Awards, the exact number of shares to be granted was calculated by dividing a dollar amount equal to the percentage of each affected employee’s bonus to be received in stock according to the above formula, by $25.40, the weighted average price of our common stock on the NYSE over a ten consecutive trading day period ending at the close of the market on February 1, 2008, the grant date for such restricted common stock.
     The cash bonus portion of each named executive officer’s 2007 year-end performance award is also set forth in the “Bonus” column of the “Summary Compensation Table” set forth beginning on page 22 of this Proxy Statement. Because the restricted stock portion of each named executive officer’s 2007 year-end performance award was granted on February 1, 2008, that restricted stock grant will be reported in the “Grants of Plan-Based Awards” table of our proxy statement with respect to fiscal 2008, in accordance with SEC regulations. The following table summarizes each named executive officer’s total 2007 year-end performance award, including the amounts payable in cash and in 2007 Year-End Stock Awards:

	2007 Year-End Stock Award
	Number of	Aggregate	2007 Year-End	Total 2007
	Shares of Stock	Dollar Amount	Cash Bonus	Year-End Bonus
John G. Duffy	32,950	$837,000	$2,263,000	$3,100,000
Robert Giambrone	15,589	$396,000	$1,254,000	$1,650,000
Andrew M. Senchak	32,950	$837,000	$2,263,000	$3,100,000
Thomas B. Michaud	32,950	$837,000	$2,263,000	$3,100,000
Mitchell B. Kleinman	11,338	$288,000	$912,000	$1,200,000
     Similar to the 2006 Year-End Stock Awards, the 2007 Year-End Stock Awards vest in equal one-third amounts over a three year period. One-third of each 2007 Year-End Stock Award vests on February 1, 2009, one-third vests on February 1, 2010, and the final one-third vests on February 1, 2011. Vesting accelerates on a “change of control,” death or “permanent disability” (as defined in the Equity Incentive Plan), and any unvested shares are forfeited on certain employment termination events, including voluntary termination and termination with or without “cause” (as defined in the Equity Incentive Plan) but excluding retirement (subject to satisfaction of certain conditions precedent).
     Profit Sharing and Retirement Plan
     For 2007, we made contributions to the Profit Sharing Plan for the account of all eligible employees, including the named executive officers. Mandatory 2007 contributions for all employees that were employed for at least one year at the time of such contribution equaled 3% of their base salary. In addition, we made a discretionary contribution of 5% of “salary” (as defined in the Profit Sharing Plan) for fiscal 2007 to employees that were employed for at least three months prior to the time of such contribution. For “highly compensated employees,” as such term is defined in the Code, the amount of such contribution is a percentage of base salary. All our executive officers are deemed to be “highly compensated employees.” With respect to any employee such discretionary contributions, when combined with total contributions (both employee and Company) to the 401(k) portion of the Retirement Plan, cannot exceed the maximum amount deductible under the Code. In 2007, such maximum amount was $45,000. Employees become vested in discretionary contributions based on years of service. Employees become one-third vested after one year of employment, two-thirds vested after two years of employment and fully vested in all past, current and future contributions after three years of employment.
     Severance and Change of Control Payments
     In connection with our IPO, in November 2006 we entered into employment agreements (the “Employment Agreements”) with each of Messrs. Duffy, Senchak and Michaud. In February 2008 we entered into change of control agreements (the “Change of Control Agreements”) with each of Messrs. Kleinman and Giambrone, as well as certain of our other senior officers. The Change of Control Agreements were structured and prepared with the assistance of an independent compensation consultant which advised the Compensation Committee as to the terms and scope of such agreements. We refer to the Employment Agreements and the Change of Control Agreements together as the “Executive Agreements” and the named executive officers subject to the Executive Agreements as the “Executives.”
     To promote stability and continuity of senior management, each of the Executive Agreements contains provisions regarding payments to be made to each Executive upon the occurrence of certain termination and change of control events. Restricted stock award agreements that govern individual stock grants to our executive officers under the Equity Incentive Plan contain provisions that accelerate the vesting of restricted stock in the event of a change of control, death or disability.
     We believe such payment provisions will reinforce and encourage the attention and dedication of our senior officers if they are faced with the possibility of a change of control of us that could affect their employment. Information relating to the terms and amounts payable to each of the Executives under such agreements or otherwise upon termination or a change of control of us is set forth in “Agreements with the Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” beginning on pages 24 and 27, respectively.
     Insurance Benefits
     We offer core employee benefits coverage in order to provide our workforce with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction through programs that focus on work/life balance. We believe such benefits help us to attract and retain our workforce in a competitive market. The same benefits are available for all employees and executive officers, and include medical and dental coverage, short and long term disability insurance, life insurance and travel and special accident insurance. Employees become eligible for such coverage beginning on the first day of the month immediately following the date of hire. Aside from dental coverage and long term disability insurance, there is no cost to the employee for provision of such benefits.
     Personal Benefits
     We provide the named executive officers with personal benefits which are generally available to all employees that we and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions. These benefits generally constitute only a minor portion of total annual compensation. In 2007, none of the named executive officers received perquisites with an aggregate value of $10,000 or more. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.
Deductibility of Executive Compensation
     The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to our chief executive officer or any one of our three highest paid executive officers, other than our chief executive officer or chief financial officer, unless certain conditions are met. We believe that compensation paid under our management incentive plans and other compensation arrangements are generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Christopher M. Condron, Chairman
Daniel M. Healy
James K. Schmidt
SUMMARY COMPENSATION TABLE
     The table below summarizes the total compensation earned by each of the named executive officers for the years ended December 31, 2007 and 2006.

				Stock	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Total
John G. Duffy, Chairman & Chief Executive Officer	2007	$325,000	$2,263,000	$656,159	$18,335	$3,262,494
	2006	$343,145	$2,975,000	$19,045	$34,134	$3,371,324

Robert Giambrone, Chief Financial and Administrative Officer and Executive Vice President	2007	$288,750	$1,254,000	$341,909	$18,335	$1,902,994
	2006	$298,437	$1,487,500	$38,090	$34,134	$1,858,161

Andrew M. Senchak, Vice Chairman and President	2007	$325,000	$2,263,000	$656,159	$18,335	$3,262,494
	2006	$342,699	$2,975,000	$19,045	$29,000	$3,365,744

				Stock	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Total
Thomas B. Michaud, Vice Chairman and Chief Operating Officer	2007	$325,000	$2,263,000	$625,104	$18,335	$3,231,439
	2006	$350,975	$2,999,050	$19,045	$29,000	$3,398,070

Mitchell B. Kleinman, General Counsel, Corporate Secretary and Executive Vice President	2007	$275,000	$912,000	$306,137	$18,335	$1,511,472
	2006	$296,645	$1,062,500	$28,568	$29,000	$1,416,713

(1)	The amounts in the “Bonus” column represent the cash component of each named executive officer’s year-end performance award. Such amounts were paid in February 2008 and 2007 with respect to the executive’s performance during the immediately preceding fiscal year. See “Year-End Performance Awards” beginning on page 20.

(2)	The amounts in the “Stock Awards” column represent restricted stock expensed over the requisite service periods in 2007 and 2006 as prescribed by FASB Statement 123(R) but do not include an estimate of forfeiture. Assumptions used in the calculation of these amounts are consistent with those used in Note 12 to our 2007 annual consolidated financial statements, which are included in our 2007 Annual Report to Stockholders that was distributed to stockholders together with this Proxy Statement. See “2007 Grants of Plan Based Awards” beginning on page 23.

(3)	The amount shown in the “All Other Compensation” column reflects contributions allocated by the Company to each of the named executive officers in the Profit Sharing Plan. See “Profit Sharing and Retirement Plan” beginning on page 21.
2007 GRANTS OF PLAN BASED AWARDS
     The following table shows certain information regarding the 2006 Year-End Stock Awards granted in February 2007, which related to 2006 performance. Since the IPO Stock Awards and the 2007 Year-End Stock Awards were granted in November 2006 and February 2008, respectively, such awards are not included in the following table. The amount of the annual cash incentive award received by each named executive officer for performance during 2007 is shown in the “Summary Compensation Table” above.

		All Other Stock Awards:
	Grant	Number of	Grant Date Fair Value
Name	Date	Shares of Stock(1)	of Stock Awards(1)
John G. Duffy	02/02/07	17,582	$525,000
Robert Giambrone	02/02/07	8,791	$262,500
Andrew M. Senchak	02/02/07	17,582	$525,000
Thomas B. Michaud	02/02/07	16,542	$493,950
Mitchell B. Kleinman	02/02/07	6,279	$187,500

(1)	These numbers and fair value reflect the 2006 Year-End Stock Awards granted under the Equity Incentive Plan on February 2, 2007 to each of our named executive officers, at a price per share equal to $29.86, the closing price of our common stock on the NYSE on February 1, 2007. The 2006 Year-End Stock Awards vest in equal one-third amounts on the first, second and third anniversaries of the grant date.
     With respect to fiscal 2007, the percentage of total compensation represented by salary and cash bonus, as reported in the “Summary Compensation Table” set forth beginning on page 22, for each of the named executive officers was: 79.3% for Mr. Duffy, 81.1% for Mr. Giambrone, 79.3% for Mr. Senchak, 80.1% for Mr. Michaud, and 78.5% for Mr. Kleinman.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007
     The following table sets forth certain information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2007. During 2007, none of our named executive officers experienced any vesting of shares of common stock, of outstanding restricted stock units (“RSUs”), or of other types of equity awards. We have not granted any of our named executive officers any stock options or similar derivative instruments.

	Number of	Market Value of
	Shares of Stock	Shares of Stock
Name	That Have Not Vested(1)	That Have Not Vested(2)
John G. Duffy	42,582	$1,089,673
Robert Giambrone	58,791	$1,504,462
Andrew M. Senchak	42,582	$1,089,673
Thomas B. Michaud	41,542	$1,063,060
Mitchell B. Kleinman	43,779	$1,120,305

(1)	The amounts in this column consist of the 2006 Year-End Stock Awards and the IPO Stock Awards and reflect the shares granted pursuant to the Equity Incentive Plan that had not vested as of December 31, 2007. No other types of unvested equity awards were outstanding as of the end of the 2007 fiscal year. The awards will vest as described in each individual’s related restricted stock agreements. The terms of these restricted stock awards are described under “Equity-Based Awards” and “Year-End Performance Awards” beginning on pages 16 and 20, respectively. Since the amounts above are determined as of December 31, 2007, they do not include the 2007 Year-End Stock Awards and do not exclude the portion of the 2006 Year-End Stock Awards that vested in February 2008.

(2)	The market value has been calculated by multiplying the number of shares awarded by the $25.59 closing price of our common stock on the NYSE on December 31, 2007 (the last trading day of 2007). For the purposes of this calculation, we have assumed that all conditions to the vesting of these awards will be fulfilled.
AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS
The Executive Agreements Generally
     The Employment Agreements
     We entered into the Employment Agreements with Messrs. Duffy, Senchak and Michaud on November 1, 2006. Each Employment Agreement is for a term of three years. During the term of the Employment Agreements, Mr. Duffy will serve as our Chairman and Chief Executive Officer, Mr. Senchak will serve as our Vice Chairman, President and Co-Head of Investment Banking and Mr. Michaud will serve as our Vice Chairman and Chief Operating Officer. In addition, each of the Employment Agreements provides that we will cause the Executive to be nominated for election and re-election to the Board during the term of the agreement. Pursuant to the Employment Agreements, each of Messrs. Duffy, Senchak and Michaud initially will receive an annual base salary at least equal to their 2006 annual base salary, which was $325,000 for each Executive. The Employment Agreements provide that each Executive is eligible to receive an annual bonus under the terms of the Bonus Plan and other benefits to the same extent as provided generally to similarly situated executives of the Company.
     The Change of Control Agreements
     We entered into the Change of Control Agreements with Messrs. Kleinman and Giambrone on February 1, 2008. Each Change of Control Agreement covers a three-year term and automatically renews for successive three-year periods unless we deliver written notice of our intent not to renew. If no “change of control” (as defined in the agreements) occurs during the term of these agreements, the terms and conditions of the Executive’s employment with us remain unaffected under these agreements. Following the date on which a change of control occurs, these agreements automatically convert into employment agreements with a three-year term commencing upon such date. If the Executive continues to be employed after a change of control, he will be entitled to, among other things, (i) the continued position, authority, duties and responsibilities commensurate with the most significant of those he held during the 120 day period prior to the change of control, (ii) an annual base salary that is not reduced below an annual rate equal to 12 times the highest monthly base salary paid in the 12-month period prior to the change of control, and (iii) an annual bonus at least equal to the highest bonus earned under the Bonus Plan (or any comparable plan) for the 3 years prior to the change of control (such bonus is referred to as the “Highest Pre-Effective Date Bonus”).
     Under the Change of Control Agreements, the date on which a change of control occurs is referred to as the “Effective Date.” However, if termination of the Executive occurs prior to the date of a change of control, but such termination (i) was at the request of a third party that had taken steps designed to achieve a change of control or (ii) otherwise arose in anticipation of a change of control, then for the purposes of these agreements the “Effective Date” becomes the date of such termination.

Termination and Change of Control Provisions in the Executive Agreements
     Termination for Cause or by the Executive Without Good Reason
     Under the Employment Agreements and, within three years after the Effective Date, under the Change of Control Agreements, if the Executive voluntarily terminates employment without “good reason” (as such term is defined in the agreements), we will be required to pay to the Executive the following, which are referred to as the “Accrued Obligations”: (i) his annual base salary and accrued vacation pay through the termination date, (ii) his annual bonus for the fiscal year preceding the fiscal year in which the termination occurred (if not already paid) and (iii) unreimbursed business expenses through the termination date. In addition, he will be entitled to any vested benefits payable as of the termination date.
     Under the Employment Agreements, the Executive will also be entitled to the Accrued Obligations and vested benefits payable as of the termination date if he is terminated for “cause” (as such term is defined in such agreements). Under the Change of Control Agreements, if within three years after the Effective Date the Executive is terminated for “cause” (as such term is defined in such agreements), the Executive will only be entitled to his annual base salary through the termination date, as well as vested benefits payable as of the termination date.
     Termination due to Death or Disability
     Under the Employment Agreements in the event of a termination of employment due to death or disability, the Executive will be entitled to receive (i) the Accrued Obligations, (ii) vested benefits payable at termination and (iii) a pro-rata annual bonus (such bonus is referred to as the “Pro-Rata Employment Agreement Bonus”), based on the highest annual bonus earned in the three years prior to the date of termination (such bonus is referred to as the “Highest Employment Agreement Bonus”).
     Under the Change of Control Agreements, in the event, within three years after the Effective Date, of a termination of employment due to death or disability, the Executive will be entitled only to the Accrued Obligations and vested benefits payable at termination. However, if the Executive could have resigned for “good reason” (as defined in the agreements) on or before the date of death or disability but failed to do so, he will be entitled as a result of his death or disability to receive all amounts payable to him as if he had resigned for good reason. Payments to which the Executive would be entitled under the Change of Control Agreements due to a resignation for good reason are described below under “Termination for Good Reason or Without Cause.”
     Under the Executive Agreements, “disability” means, generally, the Executive’s absence from his duties with us on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by us and acceptable to the Executive.
     Termination for Good Reason or Without Cause
     Under the Employment Agreements and, within three years after the Effective Date, under the Change of Control Agreements, if the Executive’s employment is terminated by us (other than a termination for “cause,” “death” or “disability”) or the Executive terminates employment for “good reason,” the Executive will be entitled to a lump-sum cash payment equal to:
•	the then-Accrued Obligations,

•	in the case of the Employment Agreements only, the Pro-Rata Employment Agreement Bonus,

•	in the case of the Change of Control Agreements only, a pro-rata bonus amount that is based on the higher of (i) the annual bonus for the preceding fiscal year (the “Recent Annual Bonus”) and (ii) the Highest Pre-Effective Date Bonus, and

•	the sum of 3 times (in the case of the Employment Agreements) and 2.5 times (in the case of the Change of Control Agreements):
▪	the Executive’s base salary, plus

▪	in the case of the Employment Agreements only, the Highest Employment Agreement Bonus, plus

▪	in the case of the Change of Control Agreements only, the higher of the Recent Annual Bonus and the Highest Pre-Effective Date Bonus, plus

▪	the amount of our contribution to the Profit Sharing Plan on behalf of the Executive for the year prior to the date of termination.
     Upon any such termination, the Executive and his family will also be entitled to receive welfare benefit coverage (including medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance), at the same after-tax cost to the Executive if the Executive had continued to be employed by the Company, for up to three years in the case of the Employment Agreements, and up to eighteen months in the case of the Change of Control Agreements.
     Generally, for purposes of the Executive Agreements, “cause” exists for the Executive’s:
•	willful and continued failure substantially to perform the Executive’s duties (other than as a result of physical or mental illness or injury), after written demand for substantial performance,

•	illegal conduct or gross misconduct, in either case that is willful and results in material and demonstrable damage to our business or reputation, or

•	conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony.
     Generally, for purposes of the Executive Agreements, “good reason” exists if, without the Executive’s consent:
•	the Executive is assigned duties inconsistent with his job description, or we take any action that results in a diminution in the Executive’s position, authority, duties or responsibilities,

•	we fail to pay or provide, as required by the Executive Agreements, any of the Executive’s (i) base salary, annual bonus and other benefits, (ii) reimbursement of expenses, (iii) office and staff or (iv) solely in the case of the Change of Control Agreements, adequate indemnification and directors’ and officers’ liability insurance,

•	solely in the case of the Employment Agreements, the Executive is not nominated for election to the Board,

•	we require that the Executive render his services primarily at a location other than the one described in his Executive Agreement,

•	we purport to terminate the Executive’s employment otherwise than as permitted by his Executive Agreement, or

•	we fail to require any successor by us to assume expressly and agree to perform his Executive Agreement.
     Under the Change of Control Agreements, the Executive’s employment will not be deemed to have been terminated for good reason if we remedy such circumstance within 30 days after notice thereof from the Executive. Under the Employment Agreements, such “cure” provisions are only applicable to the circumstances described in the first three bullets above.
     Change of Control
     Under the Executive Agreements, upon a change of control of us, the named executive officers may be subject to certain excise taxes pursuant to Section 4999 of the Code. Each of the named executive officers are entitled to a “gross-up” payment to make the Executive whole for any federal excise tax imposed under Section 4999 of the Code on change of control payments or benefits received by the Executive, unless the value of the payments and benefits does not exceed 110% of the maximum amount payable without triggering the excise tax, in which case the payments and benefits will be reduced to such maximum amount. The occurrence of a termination of employment in connection with a change of control increases the likelihood that an Executive will be subject to the federal excise tax imposed under Section 4999 of the Code.
     Generally, for purposes of the Change of Control Agreements and the Equity Incentive Plan, a “change of control” occurs:
•	if any person becomes the owner of 20% or more of our common stock or voting securities (other than stock or securities acquired (i) directly from, or by, us, (ii) by an employee benefit plan of ours or of our affiliates, or (iii) in a transaction described in the second-to-last bullet below),

•	if there occurs the replacement of a majority of the members of the Board in place (i) as of the effective date of the Equity Incentive Plan (in the case of the Employment Agreements) or (ii) as of the date of the Change of Control Agreements (in the case of such agreements), other than in specific circumstances,

•	upon consummation of a reorganization, merger, exchange, consolidation or similar transaction of us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets; or the acquisition of another company’s assets or stock by us or any of our subsidiaries, other than a transaction that would result in (i) all or substantially all of the owners of our outstanding common stock and voting securities immediately prior to the transaction continuing to own more than 50% of the common stock (or its equivalent) and voting power of the entity resulting from that transaction in substantially the same proportions as their pre-transaction ownership, (ii) no person (other than any corporation resulting from that transaction or any employee benefit plan of us or that corporation) owning 20% or more of the common stock or voting power of voting securities of that corporation (excluding pre-transaction ownership), and (iii) the members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for that transaction constituting at least a majority of the members of the board of directors (or its equivalent) of the entity resulting from that transaction, or

•	our stockholders approve a complete liquidation or dissolution of us.
     Restrictive Covenants
     Each of the Executive Agreements contains restrictive covenants prohibiting the Executive from disclosing confidential information obtained while employed by us. In addition, the Employment Agreements contain additional restrictive covenants prohibiting the Executive from competing with us and soliciting our employees and customers during the term of such agreements and for the two-year period thereafter.
Other Termination and Change of Control Provisions
     The IPO Stock Awards, the 2006 Year-End Stock Awards and the 2007 Year-End Stock Awards were issued pursuant to the Equity Incentive Plan. Each such award is governed by a restricted stock award agreement entered into between us and the individual award recipient. Pursuant to such award agreements, the vesting of such restricted stock will accelerate upon death, permanent disability or a change of control. Any unvested shares shall be forfeited on certain employment termination events, including both voluntary termination by the Executive with or without good reason and termination by us with or without “cause” (as defined in the Equity Incentive Plan), but excluding retirement (subject to satisfaction of certain conditions precedent). The vesting schedules for each of the IPO Stock Awards, the 2006 Year-End Stock Awards and the 2007 Year-End Stock Awards are described under “Equity-Based Awards” and “Year-End Performance Awards” beginning on pages 16 and 20, respectively.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Potential Termination and Change of Control Payments for Messrs. Duffy, Senchak and Michaud
     The following tables describe the estimated potential payments upon termination or change of control of us that would be payable to each of Messrs. Duffy, Senchak and Michaud, assuming that the termination or change of control occurred on December 31, 2007. The actual amounts to be paid can only be determined at the time of such Executive’s separation from the Company. The footnotes for all three of the tables set forth below are included after the third table.

     Payments for John G. Duffy

				Termination
	Termination			for Good Reason
	Without	Termination	Termination for	or Without Cause	Change of Control
	Good Reason	Due to Death	Good Reason or	in Connection with a	Without
	or for Cause	or Disability	Without Cause	Change of Control	Termination
Cash Severance — Base	$0	$0	$975,000	$975,000	$0
Cash Severance — Bonus	0	0	10,540,625	10,540,625	0
2007 Pro-rata Bonus(1)	0	3,513,542	3,513,542	3,513,542	0
Equity Value(2)	0	1,089,673	0	1,089,673	1,089,673
Health/Welfare Benefits	0	0	34,060	34,060	0
Company Profit Sharing Contribution	0	0	55,004	55,004	0
Gross-up on Excise Taxes(3)	n/a	n/a	n/a	3,513,542	0

Total	$0	$4,603,215	$15,118,231	$19,721,446	$1,089,673

     Payments for Andrew M. Senchak

				Termination
	Termination			for Good Reason
	Without	Termination	Termination for	or Without Cause	Change of Control
	Good Reason	Due to Death	Good Reason or	in Connection with a	Without
	or for Cause	or Disability	Without Cause	Change of Control	Termination
Cash Severance — Base	$0	$0	$975,000	$975,000	$0
Cash Severance — Bonus	0	0	10,540,625	10,540,625	0
2007 Pro-rata Bonus(1)	0	3,513,542	3,513,542	3,513,542	0
Equity Value(2)	0	1,089,673	0	1,089,673	1,089,673
Health/Welfare Benefits	0	0	34,060	34,060	0
Company Profit Sharing Contribution	0	0	55,004	55,004	0
Gross-up on Excise Taxes(3)	n/a	n/a	n/a	3,513,542	0

Total	$0	$4,603,215	$15,118,231	$19,721,446	$1,089,673

     Payments for Thomas B. Michaud

				Termination
	Termination			for Good Reason
	Without	Termination	Termination for	or Without Cause	Change of Control
	Good Reason	Due to Death	Good Reason or	in Connection with a	Without
	or for Cause	or Disability	Without Cause	Change of Control	Termination
Cash Severance — Base	$0	$0	$975,000	$975,000	$0
Cash Severance — Bonus	0	0	10,541,655	10,541,655	0
2007 Pro-rata Bonus(1)	0	3,513,885	3,513,885	3,513,885	0
Equity Value(2)	0	1,063,060	0	1,063,060	1,063,060
Health/Welfare Benefits	0	0	34,060	34,060	0
Company Profit Sharing Contribution	0	0	55,004	55,004	0
Gross-up on Excise Taxes(3)	n/a	n/a	n/a	3,513,885	0

Total	$0	$4,576,945	$15,119,604	$19,696,549	$1,063,060

(1)	Because amounts in the table are determined as of December 31, 2007, the 2007 Pro-rata Bonus amounts reflect a bonus for the entire 2007 fiscal year. Year-end bonuses are generally paid in the first quarter of the following year.

(2)	The amounts shown assume vesting of restricted stock as of December 31, 2007 at the year-end closing price on the NYSE of $25.59 (the last trading day of 2007). The amounts shown do not include any vested stock awards.

(3)	The calculation of the gross-up amount is based upon an excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a state income tax rate applicable to the individual Executive. For purposes of this calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value is attributed to, with respect to the Employment Agreements, the Executive’s non-competition covenants.
Potential Termination and Change of Control Payments for Messrs. Giambrone and Kleinman
     Since the Change of Control Agreements were entered into in February 2008, Messrs. Kleinman and Giambrone would not have been entitled to any payments under these agreements if a change of control and termination of employment had occurred during fiscal 2007. However, as described under “Other Termination and Change of Control Provisions” beginning on page 27, the vesting schedules for the IPO Stock Awards and the 2006 Year-End Stock Awards granted to each of them during and prior to 2007 accelerate upon death, disability or a change of control. Therefore, assuming any of such events occurred on December 31, 2007, utilizing the same assumptions for calculation of equity value in the tables above, the value of unvested restricted stock that would be accelerated would be $1,504,462 for Mr. Giambrone and $1,120,305 for Mr. Kleinman. The actual amounts to be paid can only be determined at the time of such Executive’s separation from the Company.
     The following tables describe the estimated potential payments upon a change of control, both with and without a subsequent termination, that would be payable to each of Messrs. Giambrone and Kleinman, assuming that the change of control, and if applicable the termination, occurred on December 31, 2007 and that the Change of Control Agreements were in effect on such date, which would result in the occurrence of an Effective Date.

     The actual amounts to be paid can only be determined at the time of such Executive’s separation from the Company. The footnotes for the tables set forth below are included after the second table.
Payments for Robert Giambrone in Connection with a Change of Control

	Termination
	Without	Termination	Termination	Change of Control
	Good Reason	Due to Death	for Good Reason	Without
	or for Cause	or Disability(1)(2)	or Without Cause	Termination(1)
Cash Severance — Base	$0	$0	$725,000	$0
Cash Severance — Bonus	0	0	4,419,881	0
2007 Pro-rata Bonus(3)	0	0	1,767,952	0
Equity Value(4)	0	1,504,462	1,504,462	1,504,462
Health/Welfare Benefits	0	0	17,030	0
Company Profit Sharing Contribution	0	0	45,837	0
Gross-up on Excise Taxes(5)	0	0	1,767,952	0

Total	$0	$1,504,462	$10,248,114	$1,504,462

Payments for Mitchell B. Kleinman in Connection with a Change of Control

	Termination
	Without	Termination	Termination	Change of Control
	Good Reason	Due to Death	for Good Reason	Without
	or for Cause	or Disability(1)(2)	or Without Cause	Termination(1)
Cash Severance — Base	$0	$0	$687,500	$0
Cash Severance — Bonus	0	0	3,164,551	0
2007 Pro-rata Bonus(3)	0	0	1,265,820	0
Equity Value(4)	0	1,120,305	1,120,305	1,120,305
Health/Welfare Benefits	0	0	17,030	0
Company Profit Sharing Contribution	0	0	45,837	0
Gross-up on Excise Taxes(5)	0	0	1,265,820	0

Total	$0	$1,120,305	$7,566,863	$1,120,305

(1)	The amounts shown in this column are derived from the agreements relating to restricted stock.

(2)	The amounts shown in this column assume that the Executive could not have resigned for “good reason” on or before the date of death or disability. If (i) the Effective Date preceded the date of death or disability and (ii) the Executive could have resigned for good reason on or before the date of death or disability but failed to do so, he would be entitled to all amounts set forth in column three under the heading “Termination for Good Reason or Without Cause.”

(3)	Because amounts in the table are determined as of December 31, 2007, the 2007 Pro-rata Bonus amounts reflect a bonus for the entire 2007 fiscal year. Year-end bonuses are generally paid in the first quarter of the following year.

(4)	The amounts shown assume vesting of restricted stock as of December 31, 2007 at the year-end closing price on the NYSE of $25.59 (the last trading day of 2007). The amounts shown do not include any vested stock awards.

(5)	The calculation of the gross-up amount is based upon an excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a state income tax rate applicable to the individual Executive. For purposes of this calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value is attributed to non-competition covenants, as the Change of Control Agreements do not contain any such covenants.

DIRECTOR COMPENSATION
     We use a combination of cash and stock-based incentive compensation to attract and retain qualified independent directors to serve on the Board. In setting director compensation, the Compensation Committee and the Board consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Directors who are also our employees receive no additional compensation for their service as directors. The following compensation policy for non-employee directors, which is unchanged from last year’s policy, was approved by the Board in February 2008 at the recommendation of the Compensation Committee.
Cash Compensation Paid to Non-Employee Directors
     Members of the Board who are not our employees are entitled to receive an annual cash retainer of $50,000, payable in equal quarterly installments of $12,500. The chairman of the Audit Committee is entitled to additional cash compensation of $25,000 per year, payable in equal quarterly installments of $6,250. The chairman of the Compensation Committee is entitled to additional compensation of $15,000 per year, payable in equal quarterly installments of $3,750.
Stock Compensation Paid to Non-Employee Directors
     Members of the Board who are not our employees are entitled to receive, in arrears, $50,000 in annual restricted stock grants. Such grants are payable on or about the time of payment of annual equity stock bonuses that have been awarded to our senior management, which is generally in the first quarter of the following fiscal year, and vest on the same terms as year-end equity stock awards to our senior management.
Non-Employee Director Stock Ownership Guidelines
     The Board has approved stock ownership guidelines for our non-employee directors. Such guidelines were structured with the assistance of an outside compensation consultant retained by the Compensation Committee. Non-employee directors must own shares of our common stock equal in value to five times the annual cash compensation that independent directors receive for their services in such capacity. Such target does not contemplate any cash compensation received for services as either a chairperson or a member of any Board committees.
     Current non-employee directors subject to the guidelines must be in compliance within five years of January 1, 2008. Directors that fail to meet these guidelines will receive all further compensation for their director services in the form of our restricted stock until the target multiple is reached. Our employee directors are subject to different guidelines, which are described under “Executive Stock Ownership Guidelines” beginning on page 17.
Director Compensation Table
     The table below sets forth the compensation paid by us to non-employee directors with respect to the fiscal year ended December 31, 2007. Non-employee directors that were appointed to the Board during the 2007 fiscal year received what the Company deemed to be an equitable pro-rata amount of cash and shares for their services as directors, based on the fiscal quarter in which their appointments became effective. Mr. Healy was appointed prior to 2007, while Messrs. Condron, Schmidt and Zimmerman were appointed in the first, second and fourth quarters of 2007, respectively.

	Fees Earned or		Stock
Name(1)	Paid in Cash		Awards(2)	Total
Daniel M. Healy	$75,000	(3)	$50,000	$125,000
Christopher M. Condron	$65,000	(4)	$50,000	$115,000
James K. Schmidt	$28,472		$37,500	$65,972
Michael J. Zimmerman	$9,028		$12,500	$21,528

(1)	John G. Duffy, Thomas B. Michaud and Andrew M. Senchak are not included in this table as they are employee directors of us and thus receive no additional compensation for their services as directors. The compensation received by Messrs. Duffy, Michaud and Senchak as our employees are shown in the “Summary Compensation Table” beginning on page 22.

(2)	The actual number of shares to be issued in connection with these awards was calculated by dividing the aggregate dollar amount of the stock award by $25.40, the weighted average price of our common stock on the NYSE over a ten consecutive trading day period ending at the close of the market on February 1, 2008, the grant date for such restricted common stock.

(3)	Includes compensation in connection with service as chairman of the Audit Committee.

(4)	Includes compensation in connection with service as chairman of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
     To minimize actual and perceived conflicts of interest, the Board has delegated to the Audit Committee the authority to review any Company transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or will have a direct or indirect material interest:
•	our executive officers or directors (including nominees),

•	our 5% or greater stockholders, and

•	a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law or individual (other than a tenant or employee) sharing the household of any of the foregoing persons.
     These transactions are considered “related party transactions” and the Audit Committee has adopted a written policy (referred to as the “Related Party Review Policy”) governing such transactions. Unless exempted from the Related Party Review Policy as described below, related party transactions must be approved or ratified by the Audit Committee unless the committee determines that such transaction must be considered by all disinterested Board members, in which case such transaction will be approved or ratified by the vote of a majority of such disinterested directors.
     In considering whether to approve or ratify any related party transaction, the Audit Committee, or disinterested members of the Board, as the case may be (the “Reviewing Directors”), shall consider all relevant factors, including but not limited to:
•	the size of the transaction and the amount payable to the related party,

•	the nature of the interest of the related party in the transaction,

•	whether the transaction may involve a conflict of interest, and

•	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.
     The Reviewing Directors will review related party transactions at regularly scheduled meetings of the Audit Committee or the Board, as the case may be, unless it is advisable for an interim meeting to be called for such purpose. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the SEC are exempted from the definition of “related party transactions” under the Related Party Review Policy, and therefore do not require review and approval by the Audit Committee.
Relationships with Our Directors and Executive Officers
     Investments in KBW-Sponsored SPAC
     In December 2007, FIG Acquisition Corp. (“FIG”), with the Company as a sponsor, filed a registration statement with the SEC for an initial public offering. FIG is a special purpose acquisition company, or SPAC, which will seek a business combination with a financial services company. Our employees, including certain of our named executive officers, will act as senior officers or directors of FIG.
     At its meeting on February 4, 2008, the Audit Committee reviewed and approved proposed investments in FIG by Company employees, including its named executive officers. Prior to such investments, the Company was the sole stockholder of FIG. Employees were authorized to invest in (i) warrants to purchase shares of FIG common stock that were being offered directly by FIG at a subscription price of $1.00 per warrant and (ii) “founder” shares of FIG common stock that were being offered by the Company at a purchase price of $0.003478 per share.
     Payment of the full subscription and purchase prices has been postponed due to current market conditions. The amount of the subscriptions by our employees, including the named executive officers, will be determined prior to the time that FIG conducts its initial public offering. The full subscription price to be paid by the named executive officers for the warrants and the founder shares will be the same as those to be paid by our other employees that invest in FIG.

     While the investment funds of non-employee investors would be placed in a trust, with substantially all such funds to be returned upon a failure by FIG to consummate an acquisition, employee investments will be “at risk” investments. Unlike the outside investments, the employee investments would not be deposited in the trust, and if an acquisition was not completed, employees could lose their entire investment. Employees would be subject to an extended lock-up period that would restrict their ability to dispose of their FIG investments.
     Securities Trading and Investments by Employees
     From time to time, our directors, officers and other employees may buy or sell securities to or from Keefe as principal or through Keefe as agent in its capacity as a registered securities broker-dealer. Such transactions are generally executed on terms (i.e., commissions, mark-ups, and mark-downs) more favorable to the employee-customer than those available to similarly situated non-employee customers. In addition, we provide margin credit for employees, while we have not provided such credit to customers.
     From time to time, and subject to our policies requiring prior satisfaction of customer orders, certain employees are permitted to make investments for their own account in securities which we are also placing with customers or in which we are also making an investment as principal. With the exception of allowing employees to make such investments net of any sales commissions or similar fees due us, such investments are made on terms no more favorable to the employee than those relating to the investments of our customers.
     Our employees, including the named executive officers, are subject to trading restrictions on our common stock. These restrictions are generally included in the Stockholders’ Agreement described below, in bonus grant agreements signed by individual employees and in our Company-wide employee trading policy. Under this trading policy, employees may trade our common stock only during certain “window” periods throughout the year, which generally open on the second trading day following a quarterly public earnings release and close immediately after completion of the second month of a fiscal quarter. Furthermore, this policy prohibits employees from hedging or shorting our stock, due to a concern that such actions may be perceived as creating an economic interest in a negative price performance. Employees are also required to hold stock positions in financial services companies (including our stock) for a minimum of 30 days. Certain of these trading restrictions may be waived in limited circumstances.
     Limited Partnership Investment
     In April 2007, we invested $375,000 in Orca BICS Fund I LP, a Delaware limited partnership (the “LP”). The Audit Committee determined that it was advisable for it to review such investment as a potential “related party transaction,” due to the fact that one of the founders, principals and managers of LP’s investment portfolio was a former senior officer of us. The Audit Committee considered several relevant factors and required elements of review in analyzing the propriety of the investment, including but not limited to those set forth in the Related Party Review Policy and described above under “— Review and Approval of Transactions with Related Persons.” The Audit Committee approved the investment in March 2007, subject to certain terms, conditions and limitations designed to, among other things, manage any potential conflicts of interest.
     In April 2008, the LP advised us of its intention to liquidate and to distribute cash and/or securities to us with a value it determined to be equal to our capital account payable upon such liquidation. The LP also terminated any remaining obligation of ours to make any further investments in the LP.
Amended and Restated Stockholders’ Agreement
     At the time of completion of the IPO, employees deemed to be “covered stockholders,” (defined to be any employees holding a title at or above the level of “Principal”) entered into the Stockholders’ Agreement, relating to the ownership and disposition of any shares of our common stock owned by them. Pursuant to the Stockholders’ Agreement, shares held by covered stockholders are subject to limitations on disposition until the five year anniversary of the IPO, which limitations may be waived by the Board or will be removed upon retirement, death or disability in accordance with the agreement. Prior to November 8, 2008, the second anniversary of the IPO, each covered stockholder may not dispose of any shares. On or after such date, the Stockholders’ Agreement permits each covered stockholder to dispose of his or her shares as follows:
•	on or after the second anniversary, each covered stockholder may dispose of up to 25% of his of her shares,

•	on or after the third anniversary, each covered stockholder may dispose of up to an additional 25% of his or her shares,

•	on or after the fourth anniversary, each covered stockholder may dispose of up to an additional 25% of his or her shares, and

•	on or after the fifth anniversary, each covered stockholder may dispose of his or her shares without restriction.
     These anniversary permissions are cumulative so that they may be exercised at any future date. As of April 7, 2008, approximately 68.4% of our outstanding common stock was held by covered stockholders. Such percentage is based on the 33,241,568 shares outstanding on April 7, 2008, including 3,787,206 currently unvested shares, and excluding 1,346,588 vested RSUs.
     Under the Stockholders’ Agreement, a covered stockholder may elect “retirement” and terminate his or her employment and be free to sell all shares at any time after the second anniversary of the IPO, without restriction, if such employee (i) is 60 years old or older or (ii) the total number of years served as an employee and such employee’s age is 65 or greater and, in either case, such employee enters into a non-competition, non-solicitation agreement with us providing that the employee will refrain from certain practices involving competitors or potential competitors of us for two years following the date of termination of employment. Covered stockholders who retire prior to the second anniversary and meet or obtain a waiver from the criteria for Retirement, including execution of the two-year non-competition and non-solicitation agreement, will not accelerate the schedule of limitations on sales until the second anniversary of the IPO. The Stockholders’ Agreement also provides that a covered stockholder who does not meet the criteria for Retirement who elects to terminate employment with us prior to the fifth anniversary of the IPO may not, within three months or, if earlier, the fifth anniversary of the IPO, engage in any employment in competition with us (as contemplated by the Stockholders’ Agreement).
     In addition, a covered stockholder may dispose of subject shares to (i) a family member or a trust or other entity for the benefit of or controlled by the covered stockholder or the covered stockholder’s family member, provided that the family member or trust or other entity agrees in writing to be bound by the Stockholders’ Agreement or (ii) a charitable organization, subject to a $150,000 annual limit in value of shares transferred to a charitable organization by such covered stockholder.
     With the consent of the Board, covered stockholders may dispose of additional shares at any time, in any amount, regardless of the foregoing restrictions. In addition, the Stockholders’ Agreement does not restrict the disposition of shares held by a covered stockholder who ceases to be an employee as a result of death or disability, or is terminated by us without “cause” (as such term is defined in the Stockholders’ Agreement).

SECURITY OWNERSHIP
     The following table sets forth the beneficial ownership of our common stock as of April 7, 2008, for:
•	each director and nominee for director,

•	each executive officer named in the “Summary Compensation Table” herein,

•	all directors (including nominees) and the named executive officers as a group, and

•	each beneficial owner of more than five percent of our common stock.
     In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. These amounts reflect the shares outstanding based upon the vesting terms of outstanding RSUs and all shares of restricted stock (whether vested or unvested) granted pursuant to the IPO Stock Awards, the 2007 Year-End Stock Awards and the 2006 Year-End Stock Awards. Unless otherwise indicated, the address for each person listed below is: c/o KBW, Inc. 787 Seventh Avenue, New York, New York, 10019. To our knowledge, except as may be noted in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent‡
John G. Duffy(1)	1,095,615	3.17%
Andrew M. Senchak(2)	1,099,335	3.18%
Thomas B. Michaud(3)	987,165	2.85%
Mitchell B. Kleinman(4)	301,970	*
Robert Giambrone(5)	218,024	*
Daniel M. Healy(6)	11,968	*
Christopher M. Condron (7)	11,968	*
James K. Schmidt(8)	5,476	*
Michael J. Zimmerman(9)	2,492	*
Select Equity Group, Inc.(10)(11)	2,177,445	6.30%
All Directors and Executive Officers as a group (9 persons)	3,734,013	10.80%

‡	For purposes of this table the percentage is calculated based on the 33,241,568 shares of common stock which are entitled to vote at the Meeting, and the 1,346,588 shares underlying vested RSUs which are not entitled to vote at the Meeting.

*	Less than 1% of our outstanding shares of common stock.

(1)	Includes (a) 25,000 unvested shares of restricted stock representing Mr. Duffy’s IPO Stock Award, (b) 32,950 unvested shares of restricted stock representing his 2007 Year-End Stock Award, (c) 11,721 unvested shares of restricted stock representing the unvested portion of his 2006 Year-End Stock Award, (d) 415,000 shares of common stock which are indirectly beneficially owned by Mr. Duffy and held by the John G. Duffy 2006 Grantor Retained Annuity Trust and the John G. Duffy 2007 Grantor Retained Annuity Trust, of both of which Mr. Duffy is the trustee and from which he receives an annuity and (e) 215,565 shares held in the aggregate by eight trusts for the benefit of Mr. Duffy’s children, over which Mr. Duffy has no voting or investment control (Mr. Duffy disclaims any beneficial ownership of these 215,565 shares).

(2)	Includes (a) 25,000 unvested shares of restricted stock representing Mr. Senchak’s IPO Stock Award, (b) 32,950 unvested shares of restricted stock representing his 2007 Year-End Stock Award, (c) 11,721 unvested shares of restricted stock representing the unvested portion of his 2006 Year-End Stock Award and (d) 1,010,500 shares of common stock which are indirectly beneficially owned by Mr. Senchak and held by the Andrew M. Senchak 2006 Grantor Retained Annuity Trust, of which Mr. Senchak is the trustee and from which he receives an annuity.

(3)	Includes (a) 25,000 unvested shares of restricted stock representing Mr. Michaud’s IPO Stock Award, (b) 32,950 unvested shares of restricted stock representing his 2007 Year-End Stock Award, (c) 11,028 unvested shares of restricted stock representing the unvested portion of his 2006 Year-End Stock Award and (d) 26,875 shares of common stock underlying vested RSUs held by Mr. Michaud.

(4)	Includes (a) 37,500 unvested shares of restricted stock representing Mr. Kleinman’s IPO Stock Award, (b) 11,338 unvested shares of restricted stock representing his 2007 Year-End Stock Award, (c) 4,186 unvested shares of restricted stock representing the unvested portion of his 2006 Year-End Stock Award and (d) 124,829 shares of common stock underlying vested RSUs held by Mr. Kleinman.

(5)	Includes (a) 50,000 unvested shares of restricted stock representing Mr. Giambrone’s IPO Stock Award, (b) 15,589 unvested shares of restricted stock representing his 2007 Year-End Stock Award, (c) 5,861 unvested shares of restricted stock representing the unvested portion of his 2006 Year-End Stock Award and (d) 26,961 shares of common stock underlying vested RSUs held by Mr. Giambrone.

(6)	Includes (a) 5,000 unvested shares of restricted stock representing Mr. Healy’s IPO Stock Award and (b) 1,968 unvested shares of restricted stock that were issued under the Equity Incentive Plan in February 2008, representing his 2007 non-employee director stock compensation.

(7)	Includes 1,968 unvested shares of restricted stock that were issued under the Equity Incentive Plan in February 2008, representing Mr. Condron’s 2007 non-employee director stock compensation.

(8)	Includes 1,476 unvested shares of restricted stock that were issued under the Equity Incentive Plan in February 2008, representing Mr. Schmidt’s 2007 non-employee director pro-rata stock compensation.

(9)	Includes 492 unvested shares of restricted stock that were issued under the Equity Incentive Plan in February 2008, representing Mr. Zimmerman’s 2007 non-employee director pro-rata stock compensation.

(10)	Information based on a Schedule 13G jointly filed with the SEC on February 15, 2008 by Select Equity Group, Inc., a New York corporation (“Select”), Select Offshore Advisors, LLC, a New York limited liability corporation (“Select Offshore”), and George S. Loening (“Loening”). According to such filing, Select and Select Offshore beneficially own 1,759,341 and 418,104 shares, respectively, of Company common stock. As President and controlling shareholder of Select and the Manager of Select Offshore, Loening has voting and investment power with respect to all 2,177,445 shares and therefore may be deemed to be the beneficial owner of such shares.

(11)	Address of each of Select, Select Offshore and Loening is 380 Lafayette Street, 6th Floor, New York, NY 10003.

PROPOSAL 2
APPROVAL OF KBW, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN
     We believe that encouraging additional stock ownership by our employees is an effective method to further align the interests of our employees and stockholders. We intend to encourage employee stock ownership by adopting the KBW, Inc. 2008 Employee Stock Purchase Plan, which we refer to as the “ESPP,” subject to the approval of our stockholders at the Meeting. The ESPP will become effective on the date it is approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting. Shares held by brokers who do not have discretionary authority to vote on this proposal and who have not received voting instructions from the beneficial owners are not counted or deemed to be present or represented for the purpose of determining whether this proposal has been approved. Abstentions are treated as shares present or represented and are counted in the tabulations of the votes cast on this proposal. Abstentions have the same effect as voting against this proposal.
     The principal features of the ESPP are summarized below. Stockholders should read the entire proposed ESPP, which is attached as Appendix A to this Proxy Statement, for a full statement of its legal terms and conditions.
Eligibility
     The ESPP is a broad-based plan designed to meet the requirements of Section 423 of the Code by offering almost all of our employees the opportunity to buy shares of common stock at a 5% discount from the prevailing fair market value. Generally, employees who have completed at least one year of continuous employment will be eligible to participate in the ESPP.
Shares Authorized for Issuance
     The ESPP authorizes the issuance of 1,500,000 shares of common stock, which represented approximately 4.3% of our outstanding common stock on April 7, 2008. Such percentage is based on the 34,588,156 shares outstanding on April 7, 2008, which includes 3,787,206 unvested shares outstanding and 1,346,588 vested RSUs. The shares to be issued under the ESPP may be authorized but unissued shares or may be treasury shares. Upon the occurrence of certain events that affect our capitalization, appropriate adjustments will be made by the Compensation Committee in the number and kind of shares that may be issued under the ESPP in the future and in the number and kind of shares and price per share under all outstanding stock purchase rights granted before the event.
Administration
     The ESPP generally will be administered by a committee (called the “Plan Administrator”) of at least three members comprised solely of directors or employees of us which are selected by our Compensation Committee. All decisions and actions of the Plan Administrator will be final and conclusive. Subject to limitations of applicable laws or rules, the Plan Administrator may delegate its administrative responsibilities and powers under the ESPP to any of our employees or group of employees. We currently expect that the members of the committee that will act as the Plan Administrator will be Mr. Giambrone, Mr. Kleinman and Daryle DiLascia, each of whom is a senior officer of the Company.
     Terms of Share Purchase
     Under the ESPP, participating employees are granted rights to purchase shares of common stock at a price equal to 95% of the stock’s fair market value on the purchase date. The ESPP generally defines “fair market value” as the closing price reported for our common stock on the NYSE on the date for which fair market value is being determined. On April 7, 2008, the closing price of our common stock on the NYSE was $22.74.
     Shares may be purchased by employees under the ESPP on the last trading day of each six-month (or such other duration as the Plan Administrator may determine) offering period, which we refer to as the “purchase date.” Offering periods will commence on January 1 and July 1 of each year (unless the Plan Administrator otherwise determines), beginning on July 1, 2008. Unless an employee has elected to withdraw from an offering, or otherwise ceased to participate in the ESPP, the cash balance in the employee’s account under the ESPP on a purchase date will be used to purchase the maximum number of whole shares of common stock that can be purchased with the account balance at the purchase price for that offering period, up to a maximum of 2,000 shares in a single offering period. However, no employee may purchase more than $25,000 of common stock (using the fair market value of the common stock on the first day of the offering period) under the ESPP (and any other employee stock purchase plan of KBW or a subsidiary) per calendar year. Purchased shares will be held by the plan custodian until the participating employee either requests a distribution or terminates employment. Any employee contributions under the ESPP not applied to the purchase of shares on any purchase date will be returned to the employee without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to purchase shares on the next purchase date.
     Employee Contributions
     An eligible employee may elect to participate in the ESPP by authorizing after-tax “payroll contributions” to be deducted from gross wages. Employees may generally elect to contribute from 1% to 10% of gross wages to purchase shares under the ESPP. Payroll contributions will be credited to an account maintained by the plan custodian in the employee’s name during a six-month offering period. These accounts will not bear interest. In general, an employee may change the amount of payroll contributions under the ESPP once during each calendar quarter. An employee may also withdraw from an offering and receive a refund of contributions made under the ESPP during an offering period by giving notice prior to the purchase of shares at the end of the offering period. The Plan Administrator may decrease an employee’s payroll contributions to comply with limitations imposed under the Code.
     Termination of Employment
     Generally, if an employee’s employment terminates for any reason other than death, permanent and total disability or retirement, his or her right to purchase shares of common stock during the current offering will terminate and any funds (and previously purchased common stock) in his or her individual account will be returned to him or her. If an employee’s employment terminates due to death, permanent and total disability or retirement, the employee or his or her designated beneficiary, as applicable, will have the right to elect either to have the employee’s contributions distributed or to use the employee’s contributions to purchase shares of common stock on the purchase date of the current offering.
Amendment and Termination of the ESPP
     The Board may terminate, suspend or amend the ESPP at any time, but such termination, suspension or amendment may not materially adversely affect the previously accrued rights of any employee under the ESPP as to the current, or any previous, offering period without that employee’s consent. Stockholder approval is required for any amendment that would:
•	increase the number of shares available for issuance under the ESPP,

•	lower the minimum purchase price at which shares may be purchased under the ESPP,

•	change the individual award limits,

•	change the class of employees eligible to participate in the ESPP (unless due to a change by the Board in the subsidiaries whose employees are eligible to participate in the ESPP), or

•	otherwise require stockholder approval under any relevant law, regulation or rule.
     Unless the Compensation Committee determines otherwise, the ESPP will terminate upon:
•	a merger or a similar reorganization in which we do not survive,

•	a liquidation or distribution of all or substantially all of our assets or

•	a sale of all or substantially all of our assets, and all common stock and cash, if any, in the ESPP accounts of participating employees will be distributed to each employee as soon as practical, unless any surviving entity agrees to assume our obligations under the ESPP.
Certain U.S. Federal Income Tax Consequences
     The following is a brief summary of certain significant United States Federal income tax consequences under the in effect on the date of this summary, applicable to us and out employees in connection with participation and purchase of shares of common stock under the ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or non-U.S. tax consequences, or the effect of gift, estate or inheritance taxes.

     The amounts deducted from the salary of an employee who participates in the ESPP will constitute ordinary income taxable to the employee.
     The grant of a common stock purchase right under the ESPP will not have any U.S. federal income tax consequences to either the employee or us or any of our subsidiaries. The purchase of common stock under the ESPP also will not have any immediate U.S. federal income tax consequences either to the employee or to us or our subsidiaries. Any determination of U.S. federal income tax consequences will depend on whether the shares purchased are disposed of after the expiration of one year after the date those shares are transferred to the employee and two years after the date of grant of the common stock purchase right (referred to below as the “holding periods”). If the holding periods are met, 5% of the fair market value of the shares of common stock on the first day of the offering period, or, if less, the excess, if any, of the fair market value of the common stock at the time of such disposition or death over the total purchase price of the shares, will be treated as ordinary income and any additional gain will be treated as long-term capital gain. Neither we nor any subsidiary of us employing the participant will be entitled to any U.S. federal income tax deduction with respect to the amount treated as long-term capital gain or as ordinary income as a result of the rules described above for shares disposed of after expiration of the holding periods. If the shares are disposed of prior to the expiration of the holding periods (a “disqualifying disposition”), generally the excess of the fair market value of those shares on the purchase date over the aggregate purchase price will be ordinary income at the time of such disqualifying disposition, and we will be entitled to a U.S. federal tax deduction in a like amount. Any disposition proceeds in excess of the value of the shares at the purchase date will result in capital gain (or loss) to the participant and will not be deductible to us.
New Plan Benefits
     The actual amount of benefits provided to executives and our other employees under the ESPP will vary depending upon the actual purchase prices established under the ESPP, the fair market value of the common stock at various future dates, and the extent to which employees choose to participate in the ESPP through future payroll contributions. Therefore, it is not possible to determine currently the total dollar amount of benefits that would be received by participants in the ESPP if the ESPP is approved by the stockholders.

Your Board Recommends That Stockholders
Vote FOR The Approval of the KBW, Inc. 2008
Employee Stock Purchase Plan

PROPOSAL 3
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)
     At its February 22, 2008 meeting, the Audit Committee recommended and approved the appointment of KPMG as our independent registered public accounting firm (independent auditors) to examine our consolidated financial statements for the year ending December 31, 2008. The Company and the Audit Committee are seeking the stockholders’ ratification of such action.
     Representatives of KPMG are expected to attend the Meeting and be available to make a statement or respond to appropriate questions.

Your Board And The Audit Committee Recommend That Stockholders
Vote FOR The Ratification of Appointment Of KPMG LLP As
The Company’s Independent Registered Public Accounting Firm (Independent Auditors).

AUDIT COMMITTEE DISCLOSURE
Report of the Audit Committee
     The Audit Committee is responsible for assisting the Board in monitoring the integrity of our financial statements, the qualifications, performance and independence of our external auditors, the performance of our internal audit function, and the compliance by us with legal and regulatory requirements.
     The consolidated financial statements of KBW, Inc. for the fiscal year ended December 31, 2007 were audited by KPMG LLP, our independent registered public accounting firm (the “Auditors”). In connection with such financial statements, the Audit Committee has:
(1)	reviewed and discussed the audited financial statements with management and the Auditors,

(2)	discussed with the Auditors the matters required to be discussed by the statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board, and

(3)	received the written disclosures and letter from the Auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board, and discussed with the Auditors their independence.
     Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s 2007 audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC. The Board has approved this inclusion.
AUDIT COMMITTEE
Daniel M. Healy, Chairman
Christopher M. Condron
Michael J. Zimmerman
Audit Committee Pre-Approval Policy
     For audit services, the independent auditor will provide the Audit Committee with an engagement letter, generally during the first quarter of the fiscal year, outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to, such engagement letter will be formally accepted by the Audit Committee. The independent auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter. The independent auditor must ensure that all audit services provided to us have been approved by the Audit Committee. The Chief Financial Officer (the “CFO”) is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.
     To minimize relationships which could appear to impair the objectivity of the independent auditor, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to us by the independent auditor. We will obtain such limited non-audit services from our independent auditor only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and, to the extent appropriate, only following competitive bidding for such services.
     For non-audit services, management will submit to the Audit Committee for approval (prior to the Audit Committee’s scheduled meeting during the first quarter of the fiscal year, unless impracticable or a later date is agreed to by the Audit Committee) the list of non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process. The independent auditor must confirm that all non-audit services to be provided by it to us have been approved by the Audit Committee. The CFO is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee. The requirement to obtain pre-approval for non-audit services is subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. To ensure prompt handling of unexpected matters, the Audit Committee delegates to the committee chairman the interim authority to grant pre-approvals of audit-related services and permitted non-audit services, as well as amend or supplement the scope of audit-related services and the list of permissible non-audit services (including related fees). The chairman will report any such action taken to the Audit Committee at the next committee meeting. The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Exchange Act.
Service Fees Paid to the Independent Registered Public Accounting Firm
     KPMG served as our independent auditors with respect to the fiscal years ended December 31, 2007 and 2006. The following table provides a breakdown of aggregate fees paid by us to KPMG for the last two fiscal years. All fees set forth below opposite the captions “Audit Related Fees,” “Tax Fees” and “All Other Fees” were incurred in connection with services that were pre-approved by the Audit Committee.

	2007	2006
Audit Fees	$1,153,440	$632,000
Audit Related Fees	32,000	933,000	(1)
Tax Fees(2)	484,782	568,475
All Other Fees(3)	238,451	148,775

Total	$1,908,673	$2,282,250

(1)	Audit services in connection with the IPO and our employee benefit plan.

(2)	Consists primarily of tax compliance and planning.

(3)	Consists primarily of audits of sponsored partnership entities and accounting advisory services.

ADDITIONAL MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
     Our executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE. Copies of these reports must also be furnished to us.
     Based solely on our review of the copies of such forms received by us with respect to 2007, we believe all of our directors and executive officers met all applicable filing requirements, except that John G. Duffy, our Chairman and Chief Executive Officer, inadvertently filed a late Form 4 in February 2008 reporting a series of gift transfers in December 2007 because of an administrative oversight on the part of the Company.
Stockholder Proposals For the 2009 Annual Meeting of Stockholders
     If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2009 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by our Corporate Secretary on or before December 22, 2008. Stockholder proposals to be presented at the 2009 annual meeting of stockholders which are not to be included in our proxy materials must be received by us no earlier than March 5, 2009, nor later than April 6, 2009, in accordance with the procedures in the Company Bylaws.
Available Information
     Our 2007 annual report and our Form 10-K, including financial statements for the year ended December 31, 2007, accompany this Proxy Statement. Stockholders who wish to obtain an additional copy of our 2007 annual report and/or a copy of the Form 10-K filed with the SEC for the year ended December 31, 2007 or a copy of any of the charters of our Audit Committee, Compensation Committee or CG&N Committee, our Corporate Governance Guidelines, Code of Ethics or Supplemental Code of Ethics for CEO CFO, may do so without charge by doing any of the following: (i) viewing these documents on the “Investor Relations” section of our web site at www.kbw.com, (ii) contacting Alan Oshiki with Investor Relations at (866) 529-2339, (iii) emailing kbw.inv.relations@kbw.com or (iv) writing to KBW, Inc., c/o Broadgate, 48 Wall Street, New York, New York 10005.

OTHER BUSINESS
     Our management does not know of any other matter to be presented for action at the Meeting. If any other matter should be properly presented at the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Mitchell B. Kleinman
General Counsel and Corporate Secretary

New York, New York
April 21, 2008

APPENDIX A
KBW, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1
PURPOSE
     The purpose of the KBW, Inc. Employee Stock Purchase Plan (the “Plan”) is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through voluntary after-tax payroll deductions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code.
SECTION 2
DEFINITIONS
     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below.
     “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code (“Treasury Regulations”), and any successor thereto.
     “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company.
     “Company” means KBW, Inc., a Delaware corporation, and any successor thereto.
     “Compensation” means, for the relevant period, (a) the total compensation paid in cash to an Employee by an Employer, including salaries, wages, commissions, overtime pay, shift premiums, bonuses, incentive compensation and commissions, plus (b) any pre-tax contributions made by such Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude non-cash items, moving or relocation allowances, geographic hardship pay, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance or notice pay, fringe benefits, contributions (except as provided in clause (b) of the immediately preceding sentence) or benefits received under employee benefit or deferred compensation plans or arrangements, income attributable to stock options and similar items.
     “Continuous Service” means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by an Employer immediately preceding an Offering Date. Such period of time shall include any leave of absence approved by the Plan Administrator or the Employee’s supervisor.
     “Custodian” means the bank, trust company or other entity selected by the Plan Administrator to serve as the custodian under the Plan.
     “Disability” means permanent and total disability as determined under an Employer’s long-term disability plan applicable to the Employee, or, if there is no such plan applicable to the Employee, as determined by the Plan Administrator.
     “Employee” means any individual designated as an employee of an Employer on the payroll records thereof. Employee status shall be determined consistent with Treasury Regulation section 1.421-1(h), or its successor provision.

     “Employer” means the Company and any Subsidiary whose employees are expressly permitted to participate in the Plan by the Board pursuant to Section 9.6.
     “Fair Market Value” means, if the Common Stock is listed on a national securities exchange as of a given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if shares of Common Stock were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which such shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.
     “Individual Account” means a separate account maintained by the Custodian for each Employee participating under Section 5 hereof.
     “Offering Date” has the meaning given such term in Section 5.2.
     “Offering Period” has the meaning given such term in Section 5.2.
     “Payroll Contributions” means an Employee’s after-tax contributions of Compensation by payroll deduction pursuant to Section 5.4, and authorized by the Employee pursuant to Sections 5.3.
     “Plan Administrator” means a committee of at least three (3) members comprised solely of directors or employees of the Company selected by the Committee. References to “Plan Administrator” shall include the Plan Administrator’s designees or delegees (under a delegation authorized by Section 3), but solely to the extent of the delegated authority and unless the context requires otherwise.
     “Purchase Date” has the meaning set forth in Section 5.6.
     “Purchase Price” has the meaning set forth in Section 5.7.
     “Retirement” means retirement from active employment with the Company or a Subsidiary at or after age sixty-five (65).
     “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.
     “Terminating Event” means a participating Employee’s termination of employment with an Employer for any reason or any other event that causes such Employee to no longer meet the requirements of Section 4; provided, however, that, for purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved by the Plan Administrator or the Employee’s supervisor; provided further, however, that if such period of leave of absence exceeds ninety (90) days, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave. A transfer of an Employee’s employment between or among the Company and any Subsidiary or Subsidiaries shall not be considered a Terminating Event.
SECTION 3
ADMINISTRATION
     The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 3, subject to the express provisions of the Plan, the Plan Administrator shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms of all agreements, forms, and instruments relating to the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in “Compensation;” and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Plan Administrator with respect to the Plan or any agreement, form or instrument relating to the Plan shall be final, conclusive and binding on all parties. Subject to applicable laws, rules, and regulations, the Plan Administrator may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company, and revoke any such delegation. Notwithstanding the foregoing, the Board or the Committee, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Plan Administrator under the Plan, including, but not limited to, establishing procedures to be followed by the Plan Administrator.
SECTION 4
ELIGIBILITY
     Except as otherwise provided herein, each Employee who on an Offering Date has completed at least one year of Continuous Service may become a participant in the Plan, provided, however, that no Employee may participate in the Plan if such Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. For the avoidance of doubt, there shall also be excluded from participation hereunder any employees of any Subsidiary which has not been designated by the Board as an Employer hereunder.
SECTION 5
STOCK PURCHASES
     5.1 Stock to Be Issued. Subject to the provisions of Section 9.5, the number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares. The shares to be delivered to Employees, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, or shares acquired by the Custodian for purposes of the Plan in the market or otherwise.
     5.2 Offering Periods. The Plan shall be implemented by offerings (individually, an “Offering”) of six (6) months’ duration (the “Offering Period”). The first Offering shall commence on July 1, 2008, and subsequent Offerings shall commence each January 1 and July 1 thereafter until the Plan terminates. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the Offering Date is not a trading day, the Offering Date shall instead be the first trading day after such day. The foregoing provisions of this Section 5.2 to the contrary notwithstanding, prior to the commencement of an Offering, the Plan Administrator may establish an Offering Date and/or Offering Period duration of such Offering that differs from those set forth above in this Section 5.2, provided that the duration of an Offering Period may not exceed five (5) years from the Offering Date (or the expiration of such other applicable period specified under Section 423(b)(7) of the Code (or any successor provision of the Code thereto)).
     5.3 Participation. An Employee who meets the requirements of Section 4 may participate in an Offering by completing enrollment in the form or manner prescribed by the Plan Administrator not later than the close of business for the Company on the last business day before the Offering Date of such Offering, or such earlier time as the Plan Administrator may prescribe with respect to Employees generally, and by satisfying such other conditions or restrictions as the Plan Administrator shall establish in accordance with the Plan. The Employees who elect to participate in the Plan shall at the time of such election authorize a payroll deduction from the Employee’s Compensation to be made as of any future payroll period, in accordance with Section 5.4. Any such election to authorize payroll deductions shall be effective commencing on the first Offering Date immediately following completion of enrollment in the manner prescribed by the Plan Administrator.
     5.4 Employee Contributions. An Individual Account shall be established for each participating Employee to which shall be credited the amount of any Payroll Contributions, and (ii) the number of full shares of Common Stock that are purchased by such Employee pursuant to the terms of the Plan. An Employee may authorize Payroll Contributions of at least one percent (1%) but not more than ten percent (10%) of Compensation. Except as provided in Section 5.8, if an Employee has a Terminating Event, (i) such Employee may not make further Payroll Contributions, and (ii) his or her right to purchase shares of Common Stock in the then-current Offering Period shall terminate, and any amount of cash then credited to his or her Individual Account shall be returned to the Employee or his or her designated beneficiary pursuant to the Plan, as applicable. No interest shall accrue on amounts credited to any Individual Account or distributed to any Employee or designated beneficiary pursuant to the Plan.
     5.5 Limitations on Purchase. Notwithstanding any provisions of the Plan to the contrary:

     (a) an Employee shall not be permitted to purchase during any one calendar year Common Stock pursuant to the Plan and under any other employee stock purchase plan of the Company or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value, determined as of the applicable Offering Dates (or such other amount as may be adjusted from time to time under applicable provisions of the Code), and
     (b) the maximum number of shares of Common Stock purchasable by any Employee during any one Offering Period shall not exceed 2,000 shares.
     5.6 Purchase of Shares. Unless a participating Employee requests a withdrawal of the cash balance in the Employee’s Individual Account prior to the last trading day of an Offering Period (the “Purchase Date”), on such Purchase Date, the cash balance in such Individual Account on such Purchase Date shall be used to purchase the maximum number of whole shares of Common Stock that may be purchased using such cash balance at the Purchase Price. Any Payroll Contributions accumulated in an Employee’s Individual Account that are not sufficient to purchase a full share shall be retained in such account for any subsequent Offering Period, subject to earlier withdrawal by the Employee as provided in Section 6. Any other monies remaining in an Employee’s Individual Account after the Purchase Date shall be returned to the Employee or his or her beneficiary (as applicable) in cash, without interest. If the number of shares of Common Stock that Plan participants become entitled to purchase under the Plan is greater than the shares of Common Stock remaining available under the Plan, the available shares of Common Stock shall be allocated by the Plan Administrator among such participants in such manner as the Plan Administrator determines is fair and equitable.
     5.7 Purchase Price. The purchase price per share of Common Stock (the “Purchase Price”) to be paid by each participating Employee in a given Offering shall be an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Purchase Date of such Offering.
     5.8 Change in Employment Status Due to Death, Disability or Retirement. Upon a Terminating Event resulting from the participating Employee’s death, Disability or Retirement, the Employee, or, in the case of death, the Employee’s beneficiary (as defined in Section 9.4) shall have the right to elect, by written notice given to the Plan Administrator prior to the next following Purchase Date:
     (a) to withdraw all of the cash (without interest) and Common Stock credited to such Employee’s Individual Account under the Plan, or
     (b) to purchase the number of full shares of Common Stock which the balance in the Employee’s Individual Account will purchase at the Purchase Date next following the date of such Employee’s Terminating Event.
In the event that no written notice of election pursuant to this Section 5.8 shall be received by the Plan Administrator at least ten (10) days prior to the first Purchase Date following the Employee’s Terminating Event, the Employee or beneficiary, as the case may be, shall be deemed to have elected to withdraw the amount credited to the Employee’s Individual Account.
SECTION 6
DEDUCTION CHANGES; PLAN WITHDRAWALS
6.1 Deduction Changes. Once an Employee has authorized Payroll Contributions for an Offering Period, the Employee may change the selected rate of Payroll Contributions by written notice to the Plan Administrator; provided, however, that the Plan Administrator may provide that an Employee’s increase, during an Offering Period, in the level of Payroll Contributions authorized shall not take effect until commencement of the immediately following Offering Period. Any such change shall be given effect as soon as administratively practicable after the date such notice is received by the Plan Administrator. Any such election by an Employee to change his or her rate of Payroll Contributions shall only be permitted once during each calendar quarter included in an Offering Period. The Plan Administrator may, in its discretion, in a fair and equitable manner, limit the number of Employees who change their selected rate of Payroll Contributions during any Offering Period. Unless the Plan Administrator otherwise determines, if an Employee ceases to make Payroll Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Employee’s Individual Account shall automatically be distributed to such Employee as soon as practical after the effective date of such cessation. The Plan Administrator may decrease an Employee’s rate of Payroll Contributions, but not below zero percent, at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.5 of the Plan.

     6.2 Withdrawals During Employment. An Employee may at any time (subject to such notice requirements as the Plan Administrator may prescribe), and for any reason, cease participation in the Plan and withdraw all or any portion of the Common Stock and cash, if any, in his or her Individual Account pursuant to Section 8. The Employee may thereafter recommence participation in any succeeding Offering Period following completion of a new enrollment pursuant to Section 5.3.
SECTION 7
EVIDENCE OF SHARE OWNERSHIP
     Unless and until distributed to an Employee (i) at the Employee’s request, (ii) at the discretion of the Plan Administrator or (iii) in connection with the Employee’s Terminating Event, all shares of Common Stock acquired pursuant to the Plan shall be held by the Custodian. While maintained by the Custodian, all shares of Common Stock shall be registered in book entry form and/or held in the name of the Custodian or its nominee, or in street name. The Company shall cause shares of Common Stock to be registered in the name of an Employee who is to receive a distribution of shares pursuant to Section 8 as soon as practical following the event giving rise to such distribution under such Section 8. Unless, and solely to the extent that, the Plan Administrator shall adopt procedures to permit exceptions to this requirement, such shares of Common Stock issued under the Plan may be registered only in the name of the Employee.
SECTION 8
WITHDRAWALS AND DISTRIBUTIONS
     All or a portion of the Common Stock allocated to an Employee’s Individual Account may be withdrawn by such Employee or his or her beneficiary under Section 9.4 at any time. Upon a Terminating Event or termination of the Plan under Section 9.6, all monies remaining in the Employee’s Individual Account shall be distributed to the Employee or his or her beneficiary (as applicable) in cash (without interest), and all shares of Common Stock held in the Employee’s Individual Account shall be distributed to the Employee or his or her beneficiary (as applicable). All fractional shares shall be paid in cash based on the average sale price of such shares sold on behalf of Employees and their beneficiaries on the day of such sales.
SECTION 9
MISCELLANEOUS PROVISIONS
     9.1 Withholding. The Company or a Subsidiary shall have the right and power to deduct from all payments or distributions hereunder, or require an Employee or beneficiary to remit promptly upon notification of the amount due, an amount (which may, if permitted by the Plan Administrator, include shares of Common Stock) to satisfy any federal, state, local or non-United States taxes or other obligations required by law to be withheld with respect thereto with respect to any purchase of shares of Common Stock hereunder or any disposition of such shares. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Plan Administrator may, in its discretion, permit an Employee or beneficiary to elect, subject to such conditions as the Plan Administrator shall impose, to have a number of whole (or, at the discretion of the Plan Administrator, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the date of exercise, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations.
     9.2 Rights Not Transferable. No rights under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, and any attempt to alienate in violation of this Section 9.2 shall be null and void. Rights under the Plan are exercisable during an Employee’s lifetime only by such Employee.
     9.3 Employee Interest. An Employee shall have no interest as a stockholder of the Company, including voting or dividend rights, by virtue of the Employee’s participation in the Plan until the date shares of Common Stock are purchased by such Employee in accordance with the Plan.
     9.4 Designation of Beneficiary. Each participating Employee may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan following the Employee’s death. Each designation made hereunder shall revoke all prior designations by the same Employee with respect to all of the Employee’s unpaid benefits under the Plan (including, solely for purposes of the Plan, any deemed designation prescribed by rules established by the Plan Administrator), shall be in a form and submitted in a manner prescribed by the Plan Administrator, and shall be effective only when received by the Plan Administrator in writing (or electronic equivalent recognized by the Plan Administrator) during the Employee’s lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Employee’s death shall be paid to or exercised by the Employee’s surviving spouse, if any, or otherwise to or by the Employee’s estate. Upon the death of a participating Employee and upon receipt by the Plan Administrator of proof of identity and existence at the participating Employee’s death of a beneficiary validly designated by the Employee under the Plan, the Plan Administrator shall deliver to such beneficiary any shares of Common Stock and/or cash credited to the deceased Employee’s Individual Account. No beneficiary shall, prior to the death of a participating Employee by whom the beneficiary has been designated, acquire any interest in any Common Stock or cash credited to a participating Employee under the Plan.
     9.5 Adjustments Due to Change in Capitalization. In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, or liquidation or similar event affecting the Company or any Subsidiary, (i) Common Stock credited to each Employee’s Individual Account shall be adjusted by the Committee in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Committee shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Common Stock purchase rights under the Plan, the maximum number of shares of Common Stock that an Employee may purchase during an Offering Period as set forth in Section 5.5(b) and the respective Purchase Prices applicable to outstanding Offerings shall be appropriately adjusted by the Committee, in its discretion, and the determination of the Committee shall be conclusive. Except as otherwise determined by the Committee, a merger or a similar reorganization in which the Company does not survive, a liquidation or distribution of all or substantially all of the assets of the Company, or a sale of all or substantially all of the assets of the Company, shall cause the Plan to terminate and all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 8 as soon as practical unless any surviving entity agrees to assume the obligations hereunder.
     9.6 Amendment or Termination of the Plan. The Board may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Plan participant or Employee to the extent permissible under applicable law; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan; (ii) lower the minimum Purchase Price under the Plan; (iii) change the individual award limits; (iv) change the class of employees eligible to participate in the Plan; or (v) otherwise require stockholder action under any applicable law, regulation or rule, shall be subject to the approval of the Company’s stockholders; provided, however, that the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall constitute an Employer, the employees of which are eligible to participate in the Plan. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Employee under the Plan with respect to any Offering Period then in progress or previously completed without the consent of the Employee, except that upon a termination of the Plan the Offering Period may be ended and unexercised Common Stock purchase rights under the Plan may be cancelled or exercised, in the Committee’s discretion. Upon termination of the Plan, all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 8 as soon as practical thereafter. The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Employees’ then outstanding Individual Account cash balances shall be used to purchase shares of Common Stock pursuant to Section 5 or distributed to the applicable Employees pursuant to Section 8.
     9.7 Custodial Arrangement. All cash and Common Stock allocated to an Employee’s Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and its officers or the Committee or the Plan Administrator or the Custodian, on the one hand, and any Employee, the Company or any other person or entity, on the other hand.
     9.8 No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, any Subsidiary or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any rights awarded Employees under the Plan. No employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its other affiliates, as a result of any such action.
     9.9 Conditions Upon Issuance of Shares.
          (a) The granting of rights to Employees under the Plan and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (b) If at any time the Plan Administrator shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the purchase of shares of Common Stock, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Plan Administrator.
          (c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the Plan is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Common Stock purchase rights under the Plan, and the right to exercise any such purchase right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.
          (d) The Plan Administrator may require each person receiving shares of Common Stock in connection with any purchase under the Plan to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Plan Administrator may prescribe. The Plan Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under the Plan as it deems appropriate. Any certificates evidencing such shares may include any legend that the Plan Administrator deems appropriate to reflect any such restrictions.
     9.10 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Employee and each person claiming under or through any such Employee shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee, the Plan Administrator or the Company, in any case in accordance with the terms and conditions of the Plan.
     9.11 Rights of Participants.
          (a) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder. The liability of the Company and any Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any other affiliate thereof or the Board, the Committee or the Plan Administrator not expressly set forth in the Plan. The grant of any Common Stock purchase right under the Plan shall not confer any rights upon the Employee holding such right other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such purchase right, or to all purchase rights. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement thereunder shall be deemed to:
          (i) Give any Employee the right to be retained in the service of an Employer, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;
          (ii) Restrict in any way the right of an Employer to terminate, change or modify any Employee’s employment at any time with or without cause;

          (iii) Constitute a contract of employment between an Employer and any Employee, nor shall it constitute a right to remain in the employ of an Employer;
          (iv) Give any Employee the right to receive any bonus, whether payable in cash or in shares of Common Stock, or in any combination thereof, from the Company and/or a Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or
          (v) Give any Employee any rights whatsoever with respect to any Common Stock purchase rights except as specifically provided in the Plan and any applicable agreement thereunder.
          (b) Purchase Rights. Notwithstanding any other provision of the Plan, an Employee’s right or entitlement to purchase any shares of Common Stock under the Plan shall only result from continued employment with an Employer.
          (c) No Effects on Benefits. Compensation received by an Employee under the Plan is not part of such Employee’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any shares of Common Stock that may be or are purchased or otherwise received under the Plan.
          (d) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume options or other rights otherwise than under the Plan.
     9.12 Term of Plan. Following adoption of the Plan by the Board, the Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present, which approval occurs not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.6, and (ii) when no more shares are available for issuance pursuant to the Plan.
     9.13 Governing Law. Except as to matters concerning the issuance of shares of Common Stock or other matters of corporate governance, which shall be determined, and related Plan provisions, which shall be construed, under the laws of the State of Delaware, the Plan shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Employees who participate in the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.
     9.14 Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to the Plan.
     9.15 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     9.16 Drafting Context; Captions. Except where otherwise indicated by the context, words in the masculine gender used in the Plan shall also include the feminine gender; the plural shall include the singular and the singular shall include the plural. The words “Section” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

KBW, INC.
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 358015
PITTSBURGH, PA 15252-8015
TOLL FREE: 877-897-6894
INTERNATIONAL: 201-680-6685
TTY # HEARING IMPAIRED: 800-231-5469
WWW.BNYMELLON.COM/SHAREOWNER/ISD
YOU HAVE THREE WAYS TO VOTE:
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. New York time on Monday, June 2, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. New York time on Monday, June 2, 2008. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to KBW, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by KBW, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KBW, INC.					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the following items:

		For	Withhold	For All
1.	Election of the following Director nominees	All	All	Except
for a three-year term:

	01) Andrew M. Senchak	☐	☐	☐
02) Christopher M. Condron

		For	Against	Abstain

2.	Approval of the KBW, Inc. 2008 Employee Stock Purchase Plan	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2008.	☐	☐	☐

		Yes	No

	Please indicate if you plan to attend this meeting.	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the space on the reverse side. Please note that change(s) to the registered name(s) on the account may not be submitted via this method.
☐

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting Admission Ticket
KBW, Inc. 2008 Annual Meeting of Stockholders
Tuesday, June 3, 2008
10:00 a.m. New York time
American Conference Centers
780 Third Avenue
Between 48th & 49thStreet
New York, New York 10017
This Admission Ticket will be required to admit you to the meeting.
Please write your name and address in the space provided below and present this ticket when you enter.
Name:

Address:

City, State and Zip Code:

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The 2008 Notice and Proxy Statement, 2007 Annual Report, and 2007 Form 10-K are available at www.proxyvote.com

KBW, INC.
The undersigned hereby appoints John G. Duffy, Robert Giambrone and Mitchell B. Kleinman, and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the back of this card all the shares of common stock of KBW, Inc. in this account held in the name of the undersigned at the close of business on April 7, 2008, at the annual meeting of stockholders to be held on June 3, 2008, at 10:00 a.m. New York time, and at any adjournment thereof, with all the powers the undersigned would have if personally present.
If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the stockholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this card will be voted FOR items 1, 2 and 3, and, in the discretion of the proxy holders, upon such other matters as may properly come before the meeting.
This proxy is solicited on behalf of the board of directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.